Exhibit 10.13.3

EXECUTION COPY

INDENTURE

between

NEWSTAR WAREHOUSE FUNDING 2005 LLC,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee and as Custodian

Dated as of December 30, 2005

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Exhibits

EXHIBIT A-l	FORM OF ADDITIONAL REVOLVING NOTE	A-l
EXHIBIT A-2	FORM OF TERM NOTE	A-2
EXHIBIT B	FORM OF INVESTMENT LETTER	B-l
EXHIBIT C-l	FIRST RECEIPT OF DELIVERABLE DOCUMENTS	C-l-1
EXHIBIT C-2	SECOND RECEIPT OF DELIVERABLE DOCUMENTS	C-2-1
EXHIBIT D	REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT	D-l
EXHIBIT E	AUTHORIZED REPRESENTATIVES OF CUSTODIAN	E-l
EXHIBIT F	[RESERVED]
EXHIBIT G	NOTICE OF TRANSFER OF INTEREST IN ASSETS	G-l
EXHIBIT H	FORM OF PURCHASED ASSET SCHEDULE	H-l
EXHIBIT I-1	FORM OF NOTICE OF TRANSFER OF UNCERTIFICATED LOAN	I-1-1

EXHIBIT 1-2	FORM OF NOTICE OF PAYING AGENT REGARDING UNCERTIFICATED LOAN	I-2-1

Appendices

APPENDIX A – Usage and Definitions

v

INDENTURE, dated as of December 30, 2005 (this “Indenture”), between NEWSTAR WAREHOUSE FUNDING 2005 LLC, a Delaware limited liability company (“Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee for the benefit of the Noteholders (in such capacity, the “Indenture Trustee”) and as custodian with respect to the Purchased Assets being purchased by Issuer and the Loan Notes or Participation Certificates, if any, evidencing or securing those Purchased Assets (in such capacity, the “Custodian”) and not in its individual capacity.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Secured Parties.

GRANTING CLAUSE

Issuer Grants to Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all of Issuer’s right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising in, the Collateral. The Grant of the Collateral includes all rights, powers and options (but none of the obligations) of Issuer under the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of Issuer or otherwise, and generally to do and receive anything that Issuer is or may be entitled to do or receive under the Collateral or with respect to the Collateral.

The foregoing Grant is made in trust to secure (a) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, (b) payment of amounts payable to the Hedge Counterparties under the Interest Rate Hedges (if any), (c) payment of amounts payable to Note Purchaser pursuant to the Note Purchase Agreement (including the Unused Fee Amount) and (d) compliance by Issuer with the provisions of this Indenture and the Interest Rate Hedges (if any) for the benefit of the Secured Parties.

Indenture Trustee acknowledges such Grant, accepts the trusts under this Indenture and agrees to perform the duties required in this Indenture so that the interests of the Secured Parties may be adequately and effectively protected. The Indenture Trustee acknowledges the rights and obligations of the Servicer with respect to the servicing of the Collateral pursuant to the Sale and Servicing Agreement.

Issuer hereby authorizes Indenture Trustee and Skadden, Arps, Slate, Meagher & Flom LLP to file a Record or Records (as such term is defined in the applicable UCC), including financing statements or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect, and continue the perfection of, the security interest Granted to Indenture Trustee; provided, that Indenture Trustee will have no obligation to make any such filings. Such financing statements may describe the Collateral in any manner necessary, advisable or prudent to ensure the perfection of the security interest Granted to Indenture Trustee under this Indenture, including “all assets,” “all personal property” or words to similar effect; provided, that Indenture Trustee will have no obligation to make any such determination.

ARTICLE I

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Usage, Definitions and Incorporation by Reference. Capitalized terms used but not otherwise defined in this Indenture are defined in Appendix A to this Indenture (which Appendix is incorporated into this Indenture by reference). Appendix A also contains rules as to usage applicable to this Indenture.

ARTICLE II

THE NOTES

SECTION 2.1 Form.

(a) The Notes, together with Indenture Trustee’s certificate of authentication, will be substantially in the form of Exhibit A, with such variations as are required or permitted by this Indenture, and may have such marks of identification and such legends or endorsements placed on such Note as may be determined, consistent with this Indenture, by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

(b) The physical Notes will be typewritten, printed or lithographed or produced by any combination of these methods, all as determined by the Authorized Officers executing the applicable Note, as evidenced by their execution of such Note.

(c) Each Note will be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of this Indenture and are incorporated in this Indenture by reference.

SECTION 2.2 Execution, Authentication and Delivery.

(a) An Authorized Officer of Issuer will execute each Note on behalf of Issuer. The signature of such Authorized Officer on the Note may be manual or facsimile.

(b) A Note bearing the manual or facsimile signature of individuals who were Authorized Officers of Issuer will bind Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Note or did not hold such offices at the date of issuance of such Note.

(c) Indenture Trustee will, on the Closing Date, authenticate and deliver the Initial Note (which shall have an initial Note Balance of up to $300,000,000 and as to which the Note Purchaser shall be the Noteholder). The aggregate Note Balance of the Notes at any time Outstanding will not exceed such initial Note Balance except as provided in Section 2.5.

(d) Each Note will be dated the date of its authentication.

(e) The Notes will not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless a certificate of authentication appears on the applicable Note, and such certificate is substantially in the form provided for in this Indenture and is executed by Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon a Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture.

(f) Issuer and Indenture Trustee each acknowledges that Issuer, Note Purchaser and certain other parties have entered into the Note Purchase Agreement, pursuant to which Note Purchaser will acquire a note in substantially the form set forth as Exhibit A to the Note Purchase Agreement (an “Initial Note”) from Issuer on the Funding Date specified in the Note Purchase Agreement. Additional Notes in the form set forth as Exhibit A-1 to this Indenture (each, an “Additional Revolving Note”) may be issued from time to time in connection with an assignment by Note Purchaser or any assignee thereof of its obligation to fund Incremental Note Balances under the Note Purchase Agreement. Note Purchaser, as holder of the Initial Note, and the Noteholders from time to time of Additional Revolving Notes, will make purchases from the Issuer of Incremental Note Balances from time to time, which Incremental Note Balances will be represented by an increases in the Note Balance of such Initial Note or Additional Revolving Note, as the case may be, as set forth in a schedule attached to such Note. In addition, additional Notes in the form set forth as Exhibit A-2 to this Indenture (each, a “Term Note”) may be issued from time to time in connection with a transfer of a portion of any Note, where such transfer is made solely as to the funded portion of such Note, and is not made in connection with an assignment of all or a portion of the obligation to funding Incremental Note Balances under the Note Purchase Agreement. Each such transfer will be made pursuant to and in accordance with Section 2.4. The date and amount of each Incremental Note Balance purchased by a Noteholder shall be recorded on the schedule attached to the Initial Note or Additional Revolving Note as the case may be; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect such Noteholder’s rights with respect to any such Note and the Note Balance represented thereby, and such Noteholder’s right to receive interest payments in respect of the Note Balance actually held. Absent manifest error, the Note Balance of the Initial Note as set forth in Note Purchaser’s records, and the Note Balance of each Additional Revolving Note as set forth on the applicable Noteholder’s records, shall be binding upon the parties hereto, notwithstanding any notation or record made or kept by any other party hereto.

(g) Indenture Trustee agrees and acknowledges that Notes may not be issued under this Indenture except (i) as to the Initial Note, in the manner set forth in the Note Purchase Agreement and (ii) otherwise in connection with a transfer pursuant to Section 2.4.

SECTION 2.3 Tax Treatment; Treatment Under the UCC.

(a) Issuer has entered into this Indenture, and the Note will be issued, with the intention that, for U.S. federal, State and local income and franchise tax purposes, the Note will qualify as indebtedness secured by the Collateral. Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, agrees to treat such Note for U.S. federal, State and local income and franchise tax purposes as indebtedness.

(b) It is the intention of Issuer and Indenture Trustee that each Note be treated as a “security” within the meaning of Section 8-102(a)(15) of the UCC.

SECTION 2.4 Registration; Registration of Transfer and Exchange.

(a) Issuer will cause to be maintained a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, Issuer will provide for the registration and transfer of the Notes. Indenture Trustee initially will be the “Note Registrar” and will keep the Note Register, as agent for and on behalf of Issuer, for the purpose of registering the Note and transfers of the Note as provided in this Indenture. Upon any resignation of any Note Registrar, Issuer will promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. If a Person other than Indenture Trustee is appointed by Issuer as Note Registrar, (i) Issuer will give Indenture Trustee prompt notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, (ii) Indenture Trustee will have the right to inspect the Note Register at all reasonable times and to obtain copies of the Note Register, and (iii) Indenture Trustee will have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer of the Note Registrar as to the name and address of the Noteholder and the principal amounts and number of such Note.

(b) Upon surrender for registration of transfer of any Note at the office of Issuer pursuant to Section 4.2, if the requirements of Section 8-401(a) of the UCC are met, Issuer will execute, and Indenture Trustee will authenticate and will deliver to the related Noteholder, in the name of the designated transferee or transferees, one or more new Notes in any authorized denomination, in the same aggregate principal amount.

(c) At the option of the Noteholder, any Note may be exchanged for other Notes in any authorized denominations, in the same aggregate principal amount, upon surrender of the Note to be exchanged at such office or agency. Whenever the Note is so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, Issuer will execute, and Indenture Trustee will authenticate and will deliver to the Noteholder, the Notes that the Noteholder making such exchange is entitled to receive.

(d) All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Note surrendered upon such registration of transfer or exchange.

(e) Every Note presented or surrendered for registration of transfer or exchange will be (i) duly endorsed by, or accompanied by a written instrument of transfer inform satisfactory to Indenture Trustee duly executed by, the Noteholder of such Note or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program or such other “signature guarantee program” in accordance with the Exchange Act and (ii) accompanied by such other documents or evidence as Indenture Trustee may require.

(f) Neither Issuer nor Indenture Trustee will impose a service charge on the Noteholder for any registration of transfer or exchange of the Note, but Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be impose in connection with any registration of transfer or exchange of the Note, other than exchanges pursuant to Section 9.4 not involving any transfer.

(g) [Reserved.]

(h) By acceptance of the Note, the Noteholder specifically agrees with and represents to Issuer, Indenture Trustee and the Note Registrar, that:

(i) no Transfer of such Note will be made unless the registration requirements of the Securities Act and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act, and only to (A) an institutional accredited investor as defined in paragraphs (a)(l), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act and any entity in which all of the equity investors come within such paragraphs, and that is a Qualified Purchaser or (B) a Qualified Institutional Buyer that is a Qualified Purchaser and, in each case, such transfer is in accordance with any applicable State securities laws, and such investor executes and delivers to Issuer and the Note Registrar an investment letter substantially in the form of Exhibit B;

(ii) none of Issuer, the Note Registrar or Indenture Trustee is under an obligation to register any Note under the Securities Act or any State securities laws. Each Note will bear a legend to the following effect unless determined otherwise by Servicer (as certified to the Note Registrar in an Officer’s Certificate):

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN

THE MEANING THEREOF IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND ANY ENTITY IN WHICH ALL OF THE EQUITY INVESTORS COME WITHIN SUCH PARAGRAPHS WHICH PERSON IS ALSO A “QUALIFIED PURCHASER” (A “QUALIFIED PURCHASER”) WITHIN THE MEANING THEREOF IN SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED OR (2) TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT THAT IS ALSO A QUALIFIED PURCHASER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY INDENTURE TRUSTEE AND THE NOTE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS;”

(iii) as a condition to the registration of any sale, transfer, assignment, participation, pledge or other disposition (each, a “Transfer”) of a Note, the prospective transferee of such Note will be required to represent and warrant to Indenture Trustee, the Note Registrar and Issuer that it understands that:

(A) no subsequent Transfer of the Note is permitted unless it causes its proposed transferee to provide to Issuer and the Note Registrar a letter substantially in the form of Exhibit B, or such other written statement as Issuer may require and

(B) any purported Transfer of the Note (or any interest therein) in contravention of any of the restrictions and conditions contained in this Section 2.4 will be null and void, and the purported transferee in any such purported Transfer will not be recognized by Issuer or any other Person as a Noteholder for any purpose; and

(iv) no Transfer of any Note may be made except in accordance with the terms of the Note Purchase Agreement.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Note.

(a) If (i) any mutilated Note is surrendered to Indenture Trustee, or Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to Indenture Trustee such security or indemnity as may be required by it to hold Issuer and Indenture Trustee harmless, then, in the absence of notice to Issuer, the Note Registrar or Indenture Trustee that such Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC (a “Protected Purchaser”), and provided that the requirements of Section 8-405 of the UCC are met, Issuer will execute, and upon Issuer Request Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued (or such payment made) presents for payment such original Note, Issuer and Indenture Trustee will be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note (or such payment) from such Person to whom such replacement Note (or such payment) was delivered or any assignee of such Person, except a Protected Purchaser, and will be entitled to recover upon the security or indemnity provided for such replacement Note (or such payment) to the extent of any cost, expense, loss, damage, claim or liability incurred by Issuer or Indenture Trustee in connection with such replacement Note (or such payment).

(b) Upon the issuance of any replacement Note under this Section 2.5, Issuer may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such replacement Note and any other reasonable expenses of Issuer and/or Indenture Trustee in connection with such replacement Note.

(c) Every replacement Note issued pursuant to this Section 2.5 will constitute an original additional contractual obligation of Issuer, whether or not the mutilated, destroyed, lost or stolen Note is enforceable by anyone and, except as provided in this Indenture, will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued under this Indenture.

(d) The provisions of this Section 2.5 are exclusive and preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, Issuer, Indenture Trustee and any agent of Issuer or Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination or as of such other date as may be specified in this Indenture) as the owner of such Note for the purpose of receiving payments of principal of and any interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of Issuer, Indenture Trustee or any agent of Issuer or Indenture Trustee will be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest.

(a) The Notes will accrue interest at the Note Interest Rate as set forth in Exhibit A, and such interest will be due and payable in an amount equal to the Note Interest Distribution Amount on each Payment Date as specified in such Note, subject to the availability of Collections applied to such amount pursuant to and in accordance with Section 8.2(b). All interest payments on the Note will be made ratably to the Noteholders. Any installment of interest or principal payable on the Note that is punctually paid or duly provided for by Issuer on the applicable Payment Date will be paid to the Noteholder of the Note as of the close of business on the related Record Date either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities for such wire transfer, if such Noteholder has provided to the Note Registrar appropriate written instructions at least 5 Business Days prior to such Payment Date and such Noteholder’s Note in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first class mail, postage prepaid, to such Noteholder’s address as it appears on the Note Register on such Record Date, except that the final installment of principal payable with respect to such Note on a Payment Date, including any Optional Prepayment date on which such Note is to be paid in full (and, in the case of the Initial Note or any Additional Revolving Note, the Revolving Period has been terminated) or the Facility Maturity Date will be payable in accordance with Section 2.7(b).

(b) The principal of the Notes will be payable in installments in an amount equal to the Note Principal Distribution Amount on each Payment Date, subject to the availability of Collections applied to such amount pursuant to and in accordance with Section 8.2(b). Notwithstanding the foregoing, (i) the entire unpaid Note Balance of the Notes will become (and thereafter remain) due and payable, if not previously paid, on the Facility Maturity Date and (ii) principal of the Notes may be prepaid at the option of Issuer in the manner set forth in Section 2.7(c).

(c) Issuer shall have the right on any Business Day, upon at least one Business Day’s prior written notice to Indenture Trustee and Note Purchaser, to prepay all or a portion of the Note Balance of the Notes (each such prepayment, an “Optional Prepayment”). Each Optional Prepayment shall be made in an aggregate amount that is at least equal to $1,000,000 (or such lesser amount as may constitute the Note Balance as of the date of such Optional Prepayment). Each Optional Prepayment may be made from Principal Collections on deposit in the Principal Collection Subaccount and from other sources of funds available to the Issuer, but not from Interest Collections or amounts on deposit in (or required to be deposited into) the Interest Collection Subaccount.

(d) The final installment of principal on any Note will be payable only upon presentation and surrender of the Note at the place specified in the notice of final payment of the Note.

SECTION 2.8 Cancellation. All Notes surrendered for payment in full, registration of transfer or exchange will, if surrendered to any Person other than Indenture Trustee, be delivered to Indenture Trustee and will be promptly cancelled by Indenture Trustee. Issuer may deliver to Indenture Trustee for cancellation any Notes previously authenticated and delivered under this Indenture which Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly cancelled by Indenture Trustee. No Notes will be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.8, except as permitted by this Indenture. All cancelled Notes may be held or disposed of by Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless Issuer directs by an Issuer Order that they be destroyed or returned to it (so long as Issuer Order is received by Indenture Trustee prior to the disposal of such cancelled Notes by Indenture Trustee).

SECTION 2.9 Release of Collateral.

Subject to Section 3.6, Section 8.4(b) and Section 10.1(b), Indenture Trustee will release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate meeting the requirements of Section 10.1.

SECTION 2.10 Authenticating Agents.

(a) Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of the Note in connection with issuance, transfers and exchanges under Section 2.2, Section2.4, Section 2.5 and Section 9.4, as though each such Authenticating Agent had been authorized by those Sections to authenticate the Note. For all purposes of this Indenture, the authentication of the Note by an Authenticating Agent pursuant to this Section 2.10 is deemed to be the authentication of the Note “by Indenture Trustee.”

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent is a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, will be the successor of such Authenticating Agent under this Indenture without the execution or filing of any document or any further act on the part of the parties to this Indenture or such Authenticating Agent or such successor Person.

(c) Any Authenticating Agent may resign by giving notice of resignation to Indenture Trustee. Indenture Trustee may terminate the agency of any Authenticating Agent by giving notice of termination to such Authenticating Agent. Upon receiving such notice of resignation or upon such a termination, Indenture Trustee may appoint a successor Authenticating Agent.

(d) Each Authenticating Agent will deliver promptly to Indenture Trustee any Notes surrendered to such Authenticating Agent for payment in full, registration of transfer or exchange.

ARTICLE III

CUSTODIAN

SECTION 3.1 Delivery of Loan Documents and Purchased Asset Schedules; Maintenance of Loan Files.

(a) On the First Delivery Date with respect to each Purchased Asset, Issuer shall deliver, or cause to be delivered, the related Purchased Asset Schedule to the Custodian and to the Note Purchaser. The information contained in each Purchased Asset Schedule shall be delivered by electronic medium satisfactory to Custodian on or prior to the applicable First Delivery Date.

(b) Pursuant to arrangements mutually acceptable to Issuer and Custodian, Issuer shall deliver, or cause to be delivered, to Custodian, for inclusion in the related Purchased Asset File, the documents described in Section 2.2(b) of the Sale and Servicing Agreement, at or prior to the dates and times specified therein.

(c) Custodian shall hold the documents that are delivered to it for inclusion in the related Purchased Asset File in trust for the benefit of Indenture Trustee pursuant to this Indenture.

SECTION 3.2 Receipts Delivered by Custodian; Maintenance of Inventory by Custodian.

(a) No later than 11:00 a.m. (New York Time) on the second Business Day following the Second Delivery Date with respect to each Purchased Asset, Custodian shall deliver a receipt to Issuer, Indenture Trustee and Note Purchaser, in the form attached as Exhibit C-l (each, a “First Receipt of Deliverable Documents”), pursuant to which Custodian shall state that all of the Second Deliverable Documents are in its possession (with the exception of the documents noted in any list of exceptions delivered together with such First Receipt of Deliverable Documents).

(b) The Custodian shall take and retain custody of the Loan Documents delivered by the Seller pursuant to Section 3.1 hereof and Section 2.2(b) of the Sale and Servicing Agreement in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Indenture Trustee as agent for the Secured Parties. Upon its receipt of the Third Deliverable Documents, the Custodian shall review the Required Loan Documents to confirm that (A) each of such Loan Documents appears on its face to have been properly executed and has no missing or mutilated pages, (B) there is evidence in the Purchased Asset File reflecting that UCC and other filings, to the extent listed in the Purchased Asset Schedule for such Asset, have been made, (C) if listed on the Purchased Asset Schedule, and if the same can be confirmed by review of the Required Loan Documents, an Insurance Policy exists with respect to any real or personal property constituting the Related Property, and (D) the related Outstanding Principal Balance, Asset number and Obligor name with respect to such Asset is referenced on the related Purchased Asset Schedule and does not appear (based on the information delivered to the Custodian) to be a duplicate Asset (such items (A) through (D) collectively, the “Review Criteria”). If, at the conclusion of such review, the Custodian shall determine that (i) the Outstanding Principal Balances of the Purchased Asset for which it has received Loan Documents is less than as set forth on the electronic file, the Custodian shall immediately notify the Indenture Trustee, the Note Purchaser and the Servicer of such discrepancy.

(c) No later than 2:00 p.m., New York Time, on the third Business Day following the Third Delivery Date with respect to each Purchased Asset, Custodian shall deliver a receipt to Issuer, Indenture Trustee and Note Purchaser, in the form attached as Exhibit C-2 (each, a “Second Receipt of Deliverable Documents”), pursuant to which Custodian shall state that all of the Third Deliverable Documents are in its possession and appear regular on their face and appear to relate to the Purchased Asset and that each of the Review Criteria are satisfied (with the exceptions noted in any list of exceptions delivered together with such Second Receipt of Deliverable Documents).

(d) If the Second Receipt of Deliverable Documents reflects that any of the Review Criteria are not satisfied, the Seller shall have ten (10) Business Days following the date on which the Second Receipt of Deliverable Documents is sent to cure such deficiency. If, after such time period, the Seller has still not cured any non-compliance by an Asset with any Review Criterion, (i) the Custodian shall promptly notify the Seller, the Indenture Trustee and the Note Purchaser of such determination by providing a written report to such persons identifying, with particularity, each Asset and each of the applicable Review Criterion that such Asset fails to satisfy and (ii) unless otherwise agreed by the Note Purchaser, and without limitation of Note Purchaser’s and Indenture Trustee’s other rights and remedies under this Indenture and the other Basic Documents, such Asset shall constitute a Warranty Asset that Seller is required to repurchase or cause a substitution of pursuant to Section 6.1(b) of the Sale and Servicing Agreement.

(e) Custodian shall maintain a complete inventory of all documents contained in the Purchased Asset File for each Purchased Asset, which inventory shall set forth:

(i) the title of the document, as set forth on the related Purchased Asset Schedule;

(ii) in the case of a Purchased Asset, the date of the Loan Note or Participation Certificate, if and to the extent applicable, as set forth on the related Purchased Asset Schedule;

(iii) an exception list of each document not in its possession, that is on the Purchased Asset Schedule originally submitted to Custodian; and

(iv) such other information as may reasonably be requested by Issuer or Note Purchaser.

SECTION 3.3 Obligations of Custodian. With respect to each of the Loan Documents and any other document constituting each Purchased Asset File that are delivered to Custodian or that come into the possession of Custodian, Custodian is acting solely in the capacity of custodian for, and bailee and agent of, Indenture Trustee. Custodian shall file all documents received by it constituting the Purchased Asset Files in a timely manner. Custodian shall hold all documents received by it constituting the Purchased Asset Files for the exclusive use and benefit of Indenture Trustee and shall make disposition thereof only in accordance with this Indenture and the instructions furnished by Indenture Trustee. Custodian shall segregate and maintain continuous custody of all documents constituting the Purchased Asset Files in secure and fire resistant facilities in accordance with customary standards for such custody.

(b) Custodianship. The Indenture Trustee on behalf of the Secured Parties shall hold all Certificated Securities (whether Purchased Assets or Permitted Investments)

and Instruments delivered to it in physical form at the office of the Indenture Trustee in Boston, Massachusetts or the office of the Indenture Trustee in Florence, South Carolina at the addresses specified in Section 10.5. Any successor Indenture Trustee shall be a state or national bank or trust company which is not an Affiliate of the Purchaser and which is a Qualified Institution.

(c) Transfer of Loans and Permitted Investments. The Purchaser shall cause all Permitted Investments to be credited to the appropriate Account, in each case for the benefit of the Indenture Trustee, and shall cause all Purchased Assets acquired by the Purchaser to be delivered to the Indenture Trustee for the benefit of the Secured Parties by one of the following means (and shall take any and all other actions necessary to create in favor of the Indenture Trustee, for the benefit of the Secured Parties, a valid, perfected, first priority security interest in each Purchased Asset and Permitted Investment Granted to the Indenture Trustee under laws and regulations (including without limitation Articles 8 and 9 of the UCC, as applicable) in effect at the time of such Grant):

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it specially Indorsed to the Indenture Trustee or in blank by an effective Indorsement or registered in the name of the Indenture Trustee and by (A) delivering such Instrument or Security Certificate to the Indenture Trustee in the Commonwealth of Massachusetts or the State of South Carolina and (B) causing the Indenture Trustee to maintain (on behalf of the Secured Parties) continuous possession of such Instrument or Security Certificate in the Commonwealth of Massachusetts or the State of South Carolina;

(ii) in the case of an Uncertificated Security, by (A) causing the Indenture Trustee to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing the Indenture Trustee to become the Entitlement Holder of such Security Entitlement;

(iv) in the case of general intangibles (including any Purchased Asset not evidenced by an Instrument and any Participation in which neither the Participation nor the underlying debt are evidenced by any Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Purchaser as debtor and the Indenture Trustee as secured party and describing the Purchased Asset or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State for the State of Delaware;

(v) in the case of a Participation which represents 100% of the beneficial ownership of the underlying debt and in which the underlying debt is evidenced by an Instrument which is delivered to the Indenture Trustee by taking the actions specified in clause (i) with respect to such Instrument;

(vi) in the case of a Participation which represents 100% of the beneficial ownership of the underlying debt and in which the underlying debt is evidenced by an Instrument which is not delivered to the Indenture Trustee, by causing the Selling Institution to authenticate a record (within the meaning of Section 9-313 (c) of the UCC) acknowledging that it holds possession of such Instrument for the benefit of the Indenture Trustee; and

(vii) in the case of a Participation which represents less than 100% of the beneficial ownership of the underlying debt, (A) if the underlying debt is evidenced by an Instrument which is delivered to the Indenture Trustee, by taking the actions specified in clause (i) (with the Instrument to be Indorsed in blank) and by causing the Indenture Trustee to maintain continuous possession of such Instrument in the Commonwealth of Massachusetts or the State of South Carolina for the benefit of the Indenture Trustee on behalf of the Secured Parties (to the extent of the Participation) and for the benefit of the other beneficial owners thereof, and (B) if the underlying debt is evidenced by an Instrument which is not delivered to the Indenture Trustee, by causing the Selling Institution to authenticate a record (within the meaning of Section 9-313(c) of the UCC) acknowledging that it holds possession of such Instrument for the benefit of the Indenture Trustee on behalf of the Secured Parties (to the extent of the Participation) and for the other beneficial owners thereof.

SECTION 3.4 Future Defects. During the term of this Indenture, if Custodian discovers any Custodial File Defect with respect to any Loan, Custodian shall give written specification of such defect to Issuer, Servicer and Note Purchaser; provided, however, that Custodian shall have no obligation, other than as specifically set forth herein, to conduct any investigation as to whether any such Custodial File Defect exists.

SECTION 3.5 Release for Servicing. From time to time and as appropriate for the foreclosure or other servicing of any of the Loans, Servicer, or its agent, upon receiving written consent of Note Purchaser, may submit a completed Request for Release of Documents and Receipt in the form of Exhibit D (which shall include an executed consent of Note Purchaser), requesting to release to Servicer, Servicer’s or subservicer’s counsel or other agent the related Purchased Asset File or the documents set forth in such Request for Release of Documents and Receipt, and briefly setting forth reasons why such release is requested. All documents so released to Servicer, counsel or other agent shall be held by such party in trust for the benefit of Note Purchaser. Servicer or its agent shall return to Custodian the Purchased Asset File or other such documents when the need therefor in connection with such foreclosure or servicing no longer exists.

SECTION 3.6 Release for Payment. Upon the release of any Purchased Asset from the Collateral pursuant to the terms of this Indenture (including, without limitation, in connection with the liquidation of the Collateral following an Event of Default or following the payment in full of the Notes and the release of the Collateral pursuant to the terms of this Indenture), or upon the payment in full or any other agreed upon settled amount of any Purchased Asset, and upon receipt by Custodian of a Request for Release of Documents and Receipt in the form of Exhibit D (which shall include an executed consent of Note Purchaser) stating that such Purchased Asset has been released or satisfied, paid in full, withdrawn, repurchased or sold, Custodian shall promptly release, at the expense of Issuer, the related Purchased Asset File to Issuer or its designee.

SECTION 3.7 Fees of Custodian. Issuer and Custodian have agreed on a schedule of fees for the services provided by Custodian as part of this Indenture. This fee schedule may be modified from time to time as agreed upon in writing by Issuer and Custodian, with the consent of Note Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned). Issuer shall be solely responsible for all fees due to Custodian for its services pursuant to this Indenture. Notwithstanding any other part of this Section 3.7, the fees of Custodian will be payable solely from amounts available to pay such amounts in accordance with Section 8.2(b).

SECTION 3.8 Transfer of Purchased Asset Files Upon Repurchase, Resale or Substitution of the Loans. If Servicer notifies Custodian that any or all of the Purchased Assets have been repurchased, resold or substituted in accordance with Section 6.1, Section 6.2, Section 6.3 and/or Section 6.4 of the Sale and Servicing Agreement and delivers a Request for Release of Documents and Receipt in the form of Exhibit D (which shall include an executed consent of Note Purchaser), Custodian shall release the Purchased Asset Files with respect to the Purchased Assets subject to such repurchase, sale or substitution to or at the direction of Issuer (and, in the case of a substitution pursuant to and in accordance with Section 6.1 of the Sale and Servicing Agreement, accept in substitution from Seller or its designee the Purchased Assets identified in such written instructions, together with the related Purchased Asset File). As of the date on which Custodian actually receives a substitution Purchased Asset File in connection with a substitution pursuant to Section 6.1 of the Sale and Servicing Agreement, (i) such Purchased Asset immediately shall become subject to this Indenture, (ii) Custodian shall hold such documents in trust for Indenture Trustee and (iii) Custodian shall comply with the provisions of Section 3.2 with respect to such replacement Purchased Asset.

SECTION 3.9 Examination of Purchased Asset Files. Upon at least five Business Days’ prior written notice to Custodian (or such lesser time as may be reasonably acceptable to Custodian), any of Issuer, Servicer, Indenture Trustee (if not also Custodian), Note Purchaser and any of their agents, accountants, attorneys and auditors will be permitted during normal business hours at the office of Custodian to examine the Purchased Asset Files, documents, records and other papers in the possession of or under the control of Custodian relating to any or all of the Purchased Assets held for the benefit of Indenture Trustee. Issuer will promptly reimburse Custodian for reasonable out-of-pocket expenses incurred by Custodian in connection with any such examination.

SECTION 3.10 Insurance of Custodian. At its own expense, Custodian shall maintain at all times during the existence of this Indenture and keep in full force and effect such fidelity bonds and/or insurance policies (including, but not limited to errors and omissions policies) in amounts, with standard coverage and subject to deductibles, all as are customarily maintained by banks which act as custodians.

SECTION 3.11 Periodic Statements. Upon the reasonable request of Issuer, Servicer or Note Purchaser, at any time, Custodian shall provide to Issuer, Servicer or Note Purchaser, as the case may be, a written or electronically submitted list of all the Assets for which Custodian holds an Purchased Asset File pursuant to this Indenture. On the last day of each month, and, in addition, upon the reasonable request of Issuer, Servicer or Note Purchaser at any time, Custodian shall provide Issuer, Servicer or Note Purchaser, as the case may be, an exception list of each document not in its possession, that is on the Purchased Asset Schedule originally submitted to Custodian on or in connection with the Purchase Date or thereafter and a complete inventory of all documents contained in the Purchased Asset File for each Asset, which inventory shall set forth (i) the title of the document, as set forth on the Purchased Asset Schedule, (ii) the date of the Loan Note or Participation Certificate, if applicable, as set forth on the Purchased Asset Schedule and (iii) an exception list of each document not in its possession, that is on the Purchased Asset Schedule originally submitted to Custodian on the related Purchase Date or thereafter or otherwise as to which the Review Criteria are not satisfied, and (iv) such other information as may reasonably be requested by Issuer, Servicer, Indenture Trustee or Note Purchaser.

SECTION 3.12 Copies of Loan Documents. Upon the reasonable request of Issuer, Servicer or Note Purchaser, Custodian shall provide Issuer, Servicer or Note Purchaser, as the case may be, with copies of the Loan Documents relating to one or more of the Purchased Assets owned by Issuer, and in the custody of Custodian. The requesting party shall reimburse Custodian for its cost and expense of providing such copies.

SECTION 3.13 No Adverse Interest of Custodian. By execution of this Indenture, Custodian, not in its individual capacity but solely in its capacity as custodian, represents and warrants that it currently holds, and during the existence of this Indenture shall hold, no adverse interest, by way of security or otherwise, in any Purchased Asset, and hereby waives and releases any such interest which it may have in any Purchased Asset as of the date hereof.

SECTION 3.14 Resignation and Termination of Custodian; Appointment of Successor. Subject to subsection (e), below, Custodian may terminate its obligations under this Indenture upon at least 60 days’ notice to Note Purchaser, Indenture Trustee and Issuer.

(b) Subject to subsection (e), below, Note Purchaser shall have the right to terminate the Custodian with or without cause at any time. In addition, subject to subsection (e), below, the Issuer (with the consent of the Note Purchaser) shall have the right to terminate the Custodian with or without cause at any time.

(c) If Note Purchaser notifies Custodian that it elects to terminate Custodian, with or without cause, Custodian shall release, at the expense of Issuer, to the successor Custodian appointed pursuant to Section 3.14, the Purchased Asset Files with respect to all of the Purchased Assets.

(d) In the event of a resignation or termination of the Custodian pursuant to subsection (a) or (b), above, Note Purchaser shall appoint a successor Custodian, subject to approval by Issuer (which consent shall not be unreasonably withheld, conditioned or delayed). Upon such appointment, and subject to the payment of any outstanding amounts owed to the Custodian, Custodian shall promptly transfer, at the expense of Issuer, to the successor Custodian, as directed by Issuer, all Purchased Asset Files being administered under this Indenture. So long as Custodian and Indenture Trustee are the same Person, the rights and obligations of Custodian under this Indenture will terminate upon the resignation or removal of the Indenture Trustee pursuant to the provisions of ARTICLE VI.

(e) Notwithstanding any other part of this Section 3.14, Custodian’s obligations pursuant to this Indenture shall not terminate until a successor Custodian has assumed all responsibilities and obligations of Custodian hereunder. The Custodian may petition a court of competent jurisdiction to appoint a successor if one is not appointed by the Note Purchaser within 60 days.

SECTION 3.15 Limitation of Liability and Indemnity of Custodian.

(a) Neither Custodian nor any of its directors, officers, employees or agents (collectively, the “Indemnified Parties”) shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except, in the case of the Custodian itself, for its own gross negligence, lack of good faith or willful misconduct. In no event shall any Indemnified Party be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and reasonably believed by it or them to be within the purview of this Indenture.

(b) Issuer agrees to indemnify and hold the Indemnified Parties harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Indenture or any action taken or not taken by it hereunder (collectively, “ Losses”) unless such Losses were imposed on, incurred by or asserted against Custodian because of the breach by Custodian of its obligations hereunder, which breach was caused by gross negligence, lack of good faith or willful misconduct on the part of Custodian. The foregoing indemnification shall survive any termination of this Indenture.

(c) Indemnification Procedures. The procedures set forth in Section10.4 will govern indemnification pursuant to this Section 3.15.

SECTION 3.16 [Reserved.] Transmission of Purchased Asset Files. Any delivery of Purchased Asset Files and Loan Documents required hereunder to be made by Custodian in the performance of its duties shall be made in Custodian’s normal and customary manner, unless Note Purchaser otherwise directs Custodian in writing. Custodian will arrange for the provision of such delivery service at the expense of Issuer.

SECTION 3.18 Authorized Persons. Each individual designated as an authorized person of Custodian (each “Authorized Person”) is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Indenture on behalf of Custodian, and the specimen signature for each such Authorized Person of Custodian initially authorized hereunder is set forth on Exhibit E. From time to time, Custodian may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 3.18, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

SECTION 3.19 Reproduction of Documents. This Indenture and all documents relating thereto (except the documents contained in the Purchased Asset Files), including (a) consents, waivers and modifications which may hereafter be executed relating to this Indenture, and (b) certificates and other information previously or hereafter furnished pursuant to this Indenture, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 3.20 Custodian’s Obligations With Respect to the Receipts. In the event that (i) any mutilated First Receipt of Deliverable Documents, Second Receipt of Deliverable Documents or Request for Release of Documents and Receipt (any such document, a “Receipt”) is surrendered to Custodian, or Custodian receives evidence to its satisfaction of the destruction, loss or theft of any Receipt and (ii) there is delivered to Custodian such security or indemnity as may reasonably be required by it to save it harmless, then, in the absence of notice to Custodian that such Receipt has been acquired by a bona fide owner or holder thereof, Custodian shall execute and deliver a new Receipt to Note Purchaser in exchange for or in lieu of any mutilated, lost or stolen Receipt.

SECTION 3.21 Protections of Custodian.

(a) Except for its willful misconduct, gross negligence or bad faith, the Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. Except for its willful misconduct, gross negligence or bad faith, the Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Note Purchaser. In no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(b) The Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, gross negligence or bad faith.

(d) The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Assets or the Loan Documents, and will not be required to and will not make any representations as to the validity or value of any of the Assets. The Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Custodian.

(f) The Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control, provided however, the Custodian shall take reasonably appropriate measures to prevent any such acts from causing delays or failures in performance under this Agreement. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, government regulations adopted after the date of this Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of similar nature.

SECTION 3.22 Representation of Custodian. Custodian represents and warrants that (i) it is a “bank” within the definition given in Section 26(a)(l) of the 1940 Act; (ii) it or its parent has a combined capital and surplus of at least $500,000,000 as set forth in its most recent annual published report of condition; (iii) it is not an Affiliate of the Issuer; (iv) it, in its representative capacity, is not providing credit or credit enhancement to the Issuer.

SECTION 3.23 Acknowledgment. The parties hereto hereby acknowledge and agree that Custodian’s execution of this Agreement shall constitute Custodian’s written acknowledgment and agreement that Custodian is holding any Collateral it receives that may be perfected by possession under the UCC on behalf of and for the benefit of the Indenture Trustee for the benefit of the Secured Parties.

ARTICLE IV

COVENANTS

SECTION 4.1 Payment of Principal and Interest. Issuer will duly and punctually pay the principal of and any interest on the Note in accordance with the Notes and this Indenture. Without limiting the foregoing, Issuer will cause Indenture Trustee to distribute to Noteholders all amounts on deposit in the Collection Account payable to the Noteholders pursuant to Section 8.2. Amounts properly withheld under the Code or any State or local tax law by any Person from a payment to the Noteholder of interest and/or principal will be considered as having been paid by Issuer to such Noteholder for all purposes of this Indenture.

SECTION 4.2 Maintenance of Office or Agency. Surrenders, notices and demands may be made or served at the Corporate Trust Office of Indenture Trustee, and Issuer appoints Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Indenture Trustee will promptly notify the Issuer and the Servicer of any surrenders, notices or demands it receives hereunder and provide a copy thereof to them.

SECTION 4.3 Money for Payments To Be Held in Trust.

(a) Amounts withdrawn from the Collection Account and allocated pursuant to Section 5.2 or Section 8.2(b) for payment of amounts due under the Note and the Interest Rate Hedge will be deposited with Indenture Trustee to be held in trust for the benefit of the Secured Parties.

(b) All payments of amounts due and payable with respect to the Note that are to be made from amounts withdrawn from the Collection Account will be made on behalf of Issuer by Indenture Trustee, and no amounts withdrawn from the Collection Account for payments of the Note may be paid over to Issuer, except as provided in this Section 4.3.

(c) Indenture Trustee will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled to such sums until such sums are paid to such Persons or otherwise disposed of as provided in this Indenture and pay such sums to such Persons as provided in this Indenture; and

(ii) comply with all requirements of the Code and any State or local tax law with respect to the withholding from any payments made by it on the Note of any applicable withholding taxes imposed on the Note and with respect to any applicable reporting requirements in connection with the Note.

(d) Subject to Applicable Law with respect to escheat of funds, any money held by Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for 2 years after such amount has become due and payable will be discharged from such trust and paid to Issuer on Issuer Request and the Noteholder of such Note will thereafter, as an unsecured general creditor, look only to Issuer for payment of such amount due and unclaimed (but only to the extent of the amounts so paid to Issuer), and all liability of Indenture Trustee with respect to such trust money will thereupon cease. Indenture Trustee will also adopt and employ, at the expense and direction of Issuer, any other reasonable means of notification of such repayment (including notifying Noteholders whose right to or interest in monies due and payable but not claimed is determinable from the records of Indenture Trustee of such repayment, at the last address of record for each such Noteholder).

SECTION 4.4 Existence; Compliance with Limited Liability Company Agreement. Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the Delaware Limited Liability Company Act (unless it becomes, or any successor Issuer under this Indenture is or becomes, organized under the laws of any other State or of the United States, in which case Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Note and the Collateral. Issuer will take no action that is in violation of the Limited Liability Company Agreement.

SECTION 4.5 Protection of Collateral. Issuer will execute and deliver all such supplements and amendments to this Indenture and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) to:

(a) maintain or preserve the Lien and security interest (and the priority of such security interest) of this Indenture or carry out more effectively the purposes of this Indenture;

(b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c) enforce any of the Collateral; or

(d) preserve and defend title to the Collateral and the rights of Indenture Trustee and the Secured Parties in such Collateral against the claims of all Persons.

Issuer authorizes Indenture Trustee to file any financing statement, continuation statement or other instrument required to be filed pursuant to this Section 4.5. However, Indenture Trustee is not hereby assuming any of Issuer’s obligations and is under no obligation to file any such financing statement, continuation statement or other instrument, nor will it be liable for failure to do so.

SECTION 4.6 Performance of Obligations; Servicing of Assets.

(a) No Release of Material Covenants or Obligations. Issuer will not take any action, and will use its commercially reasonable efforts to not permit any action to be taken by others, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as required by applicable law or the related Loan Documents or as provided or permitted under the Sale and Servicing Agreement, this Indenture or the other Basic Documents.

(b) Contracting. Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to Indenture Trustee in an Officer’s Certificate of Issuer will be deemed to be action taken by Issuer. Initially, Issuer has contracted with Servicer to assist Issuer in performing its duties under this Indenture.

(c) Performance of Obligations. Issuer will timely perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Collateral.

(d) Servicer Event of Default. If Issuer has knowledge of a Servicer Event of Default, Issuer will promptly notify Indenture Trustee and Note Purchaser and will specify in such notice the action, if any, Issuer is taking in respect of such default. If a Servicer Event of Default arises from the failure of Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Collateral, Issuer will take all reasonable steps available to it to remedy such failure.

(e) Interest Rate Hedge. Issuer will not enter into any interest rate hedging transaction, except with the prior written consent of Note Purchaser delivered pursuant to Section 2.04 of the Note Purchase Agreement.

SECTION 4.7 Negative Covenants. So long as any Note is Outstanding, Issuer will not:

(a) except as permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of Issuer;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of, any Note (other than amounts properly withheld from such payments under the Code or any State or local tax law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon Issuer or the Collateral;

(c) prior to one year and one day after the latest of the termination of the Revolving Period, the payment in full of the Notes and other Secured Obligation and the release of the Collateral from the Lien of this Indenture, dissolve or liquidate in whole or in part;

(d) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged except as permitted under this Indenture, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be permitted by this Indenture, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the assets of Issuer, or any part of the Collateral or any interest in the Collateral or the proceeds of the Collateral, (iii) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Collateral or (iv) permit any Person to be released from any covenants or obligations under this Indenture except as may be expressly permitted;

(e) except as otherwise permitted in any Basic Document (including as directed by the Servicer pursuant to Section 4. l(b), Section 4. l(c) or Section 4. l(d) of the Sale and Servicing Agreement), amend, modify, waive, supplement, terminate or surrender the terms of any Collateral in a manner that would impair the value or collectability of, or the Issuer’s or Indenture Trustee’s rights in, the Collateral or that would be contrary to the Credit Policies and Procedures without first obtaining the consent of Note Purchaser; or

(f) amend, modify, waive, supplement or terminate an Interest Rate Hedge or any other Basic Document without the prior written consent of Note Purchaser, which shall not be unreasonably withheld.

SECTION 4.8 Opinions as to Collateral.

On the Closing Date, Issuer will furnish to Indenture Trustee an Opinion of Counsel substantially to the effect that this Indenture, any supplemental indentures, any financing statements and continuation statements and any other requisite documents, as applicable, which are in proper form for recording and when recorded or filed will make effective the Lien intended to be created by this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective. Issuer covenants and agrees that any such recording or filing referred to in such Opinion of Counsel will occur no later than the 10th day following the Closing Date (or, if such 10th day is not a Business Day, the immediately preceding Business Day).

SECTION 4.9 Annual Statement as to Compliance. An Authorized Officer of Issuer will deliver to Indenture Trustee, on or before March 30 of each year, beginning March 30, 2006, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of Issuer’s performance under this Indenture during the preceding calendar year (or, in the case of the first certificate, from the Closing Date to the end of the calendar year) has been made under such Authorized Officer’s supervision; and

(b) to such Authorized Officer’s knowledge, based on such review, Issuer has complied with the conditions and covenants under this Indenture in all material respects throughout such calendar year (or, in the case of the first certificate, from the Closing Date to the end of the calendar year), or, if there has been a failure in its compliance with any such condition or covenant in any material respect that is continuing, specifying each such failure known to such Authorized Officer and the nature and status of such failure.

SECTION 4.10 Issuer May Consolidate, etc., Only on Certain Terms. Issuer will not consolidate or merge with or into any other Person or, except as provided in the Basic Documents, transfer all or substantially all of its properties and assets to any other Person unless, in either case:

(a) the Person (if other than Issuer) formed by or surviving such consolidation or merger or acquiring such properties and assets, as the case may be is organized and existing under the laws of the United States or any State and assumes, by an indenture supplemental to this Indenture, executed and delivered to Indenture Trustee, in form satisfactory to Indenture Trustee, the due and punctual payment of the principal of and interest on the Notes and of all obligations under the Interest Rate Hedge and the performance or observance of every agreement and covenant of this Indenture to be performed or observed by Issuer, all as provided in this Indenture;

(b) immediately after giving effect to such consolidation or merger, no Potential Event of Default or Event of Default will have occurred and be continuing;

(c) Note Purchaser has delivered its prior written consent thereto, not to be unreasonably withheld;

(d) any action that is necessary to maintain the Lien and security interest created by this Indenture has been taken; and

(e) Issuer has delivered to Seller, Servicer, Note Purchaser and Indenture Trustee an Officer’s Certificate and, with respect to clauses (a) and (d) of this Section 4.10, an Opinion of Counsel, each stating that such consolidation or merger and such supplemental Indenture comply with the applicable provisions of this ARTICLE IV and such Officer’s Certificate shall state that all conditions precedent in this Indenture provided for relating to such consolidation or merger have been complied with.

SECTION 4.11 Successor or Transferee. Upon any consolidation, merger or transfer in accordance with Section 4.10:

(a) the Person formed by or surviving such consolidation or merger (if other than Issuer) or the Person acquiring the properties and assets of Issuer, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, Issuer under this Indenture with the same effect as if such Person had been named as Issuer in this Indenture; and

(b) in the case of a transfer of all or substantially all of the properties and assets of Issuer, Issuer will be released from every covenant and agreement of this Indenture to be performed or observed by Issuer with respect to the Note immediately upon the delivery of notice to Indenture Trustee stating that Issuer is to be so released.

SECTION 4.12 No Other Activities. Issuer will not engage in any activity other than as required or authorized by (1) this Indenture or the other Basic Documents and (2) its organizational documents.

SECTION 4.13 No Borrowings or Guarantees; Limitation on Loans and Other Investments. Except as contemplated by this Indenture and the other Basic Documents, Issuer will not (a) incur, assume, guarantee, endorse or otherwise become liable, directly, indirectly or contingently, for any indebtedness, obligations, stock or dividends of Issuer or any other Person or (b) make any loan or advance or credit to any other Person (other than as to the issuance of the Demand Note, to the extent that it is characterized as such) or (c) own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person other than to the extent part of the Collateral.

SECTION 4.14 Capital Expenditures. Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets.

SECTION 4.15 Further Instruments and Acts. Upon request of Indenture Trustee, Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.

SECTION 4.16 Restricted Payments.

(a) Except as expressly permitted pursuant to Section 8.2(b), Issuer will not, directly or indirectly (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination of cash, properties or securities, to any owner of a beneficial interest in Issuer or otherwise with respect to any ownership or equity interest or security in or of Issuer or to Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose. Notwithstanding the immediately preceding sentence, so long as no Event of Default has occurred and is continuing or would result therefrom, Issuer may declare and make distributions to its members or their membership interests using proceeds of the Note Purchase Price paid under Section 5.08 of the Note Purchase Agreement or amounts released from the Principal Collection Subaccount pursuant to Section 4.9(k) of the Sale and Servicing Agreement and Section 8.2(c) of this Indenture.

(b) Notwithstanding anything to the contrary, Issuer may make payments to Servicer, Seller, Indenture Trustee, any Hedge Counterparties and the Noteholders as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents.

(c) Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 4.17 Notice of Event of Default or Potential Event of Default. Issuer will give Indenture Trustee, Servicer, Backup Servicer and Note Purchaser prompt notice of (a) each Event of Default or Potential Event of Default under this Indenture, (b) each material default of Seller, Servicer or Issuer under the Sale and Servicing Agreement and (c) each Event of Default or Termination Event under any Interest Rate Hedge (the terms “Event of Default” and “Termination Event” as used in this clause (c) having the respective meanings specified in the applicable Interest Rate Hedge).

SECTION 4.18 Note Calculation Agent.

(a) So long as the Note is Outstanding, there will at all times be an agent appointed by Issuer to calculate LIBOR in respect of each Interest Period (the “Note Calculation Agent”). Issuer appoints the Note Purchaser as Note Calculation Agent and Indenture Trustee accepts such appointment. Issuer may remove the Note Calculation Agent at any time. If the Note Calculation Agent is unable or unwilling to act as such or is removed by Issuer, Issuer will promptly appoint as a replacement Note Calculation Agent a leading bank which is engaged in transactions of Eurodollar deposits in the international Eurodollar market that is not an Affiliate of Issuer. The Note Calculation Agent may not resign unless Issuer has appointed a successor Note Calculation Agent and such successor has accepted such appointment.

(b) The Note Calculation Agent will calculate on each LIBOR Determination Date the interest rate for the Note for the related Interest Period (in each case, at a rate per annum rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward) and the amount of interest payable (rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date. The determination of such interest rates by the Note Calculation Agent will be final and binding upon all parties absent manifest error.

SECTION 4.19 Representations and Warranties by Issuer as to Security Interest. Issuer makes the following representations and warranties effective as of the Closing Date:

(a) The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee as assignee, for the benefit of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer;

(b) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities” and “securities accounts” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Issuer has complied with it obligations pursuant to Section 3.3(c) hereof;

(c) with respect to Collateral that constitutes “security entitlements”:

(i) all of such security entitlements have been credited to one of the Accounts and the securities intermediary for such Account has agreed to treat all assets credited to such Account as “financial assets” within the meaning of the applicable UCC;

(ii) Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the Person having a security entitlement against the securities intermediary in the Accounts; and

(iii) the Accounts are not in the name of any Person other than the Indenture Trustee, for the benefit of the Secured Parties, and subject to the control of the Indenture Trustee, for the benefit of the Secured Parties, with respect to entitlement orders, provided that until the Indenture Trustee, for the benefit of the Secured Parties, delivers a notice of exclusive control under the Control Agreement, the Issuer and the Servicer may cause cash in the Accounts to be invested in Permitted Investments. Issuer has not consented to the securities intermediary of the Accounts complying with the entitlement order of any Person other than the Indenture Trustee, for the benefit of the Secured Parties;

(d) each of the Accounts constitutes a “securities account” as defined in the applicable UCC;

(e) Issuer owns and has good and marketable title to the Collateral on the Purchase Date relating thereto, free and clear of any Lien, claim or encumbrance of any Person other than the interests of the Issuer and the Indenture Trustee in the Collateral and Permitted Liens;

(f) Issuer has received all consents and approvals, if any, required by the terms of the related Loan Documents to the sale and granting of a security interest in any Purchased Asset hereunder to the Indenture Trustee, for the benefit of the Secured Parties;

(g) the Issuer has caused (or will cause within 10 days after the Closing Date) the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted hereunder to the Indenture Trustee for the benefit of the Secured Parties;

(h) other than the security interest granted to the Indenture Trustee for the benefit of the Secured Parties, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement that has been terminated;

(i) all original executed copies of each underlying promissory note that constitutes or evidences each Purchased Asset which is evidenced by a promissory note and is included in the Collateral has been, or subject to the delivery requirements contained in this Indenture, will be delivered to the Indenture Trustee (or Custodian on its behalf);

(j) none of the underlying promissory notes that constitute or evidence the Purchased Assets included in the Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, on behalf of the Secured Parties;

(k) with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Indenture Trustee (or Custodian on its behalf) and, if in registered form, has been specially Indorsed to the Indenture Trustee, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Indenture Trustee, on behalf of the Secured Parties, upon original issue or registration of transfer by the Issuer of such certificated security; and

(1) with respect to Collateral that constitutes an “uncertificated security”, the issuer of such uncertificated security has registered the Indenture Trustee, for the benefit of the Secured Parties, as the registered owner of such uncertificated security.

SECTION 4.20 Audits. Issuer agrees that, with reasonable prior notice, it will permit any authorized representative of Indenture Trustee, Servicer or Note Purchaser at its own expense so long as no Event of Default has occurred, during Issuer’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of Issuer relating to the performance of Issuer’s obligations under this Indenture. In addition, Issuer will permit such representatives to make copies and extracts of any such books and records and to discuss the same with Issuer’s officers and Independent certified public accountants, all at such reasonable times and as often as may reasonably be requested. Each of Indenture Trustee, Servicer and Note Purchaser will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that Indenture Trustee, Servicer or Note Purchaser, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Indenture. Issuer will maintain all such pertinent books, records and other written information for a period of 2 years after the termination of its obligations under this Indenture.

ARTICLE V

REMEDIES

SECTION 5.1 Notice of Event of Default. The Issuer will provide the Indenture Trustee, Backup Servicer and the Note Purchaser (with copy to the Backup Servicer) with immediate written notice of the occurrence of each Event of Default and each Potential Event of Default of which the Issuer has knowledge or has received notice. In addition, no later than five Business Days following the Issuer’s knowledge or notice of the occurrence of any Event of Default and Potential Event of Default, the Issuer will provide to the Indenture Trustee, Backup Servicer and the Note Purchaser (with copy to the Backup Servicer) a written statement of the Authorized Officer handling financial matters of the Issuer setting forth the details of such event and the action that the Issuer proposes to take with respect thereto.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, the Note Purchaser or the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Notes Outstanding, may declare all the Notes to be immediately due and payable, by notice to the Issuer and the Indenture Trustee (and, in the case of a declaration by the Note Purchaser, the other Noteholders), and upon any such declaration the Note Balance of the Notes, together with accrued and unpaid interest on the Notes through the date of acceleration, will become immediately due and payable. If an Event of Default specified in clause (j) or (k) of the definition of “Event of Default” occurs, all unpaid principal of, together with all accrued and unpaid interest on, all the Notes, and all other amounts payable under this Indenture, will automatically become due and payable without any declaration or other act on the part of the Note Purchaser or any Noteholder. Upon such declaration or automatic acceleration, the Indenture Trustee will promptly notify each Hedge Counterparty and the Qualified Institution or Qualified Trust Institution maintaining the Collection Account.

(b) The Note Purchaser or the Noteholders evidencing not less than a majority of the Note Balance of the Notes Outstanding, by notice to Issuer and Indenture Trustee (and, in the case of a rescission by the Note Purchaser, the other Noteholders), may rescind a declaration of acceleration of maturity and its consequences after such declaration has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as provided in Section 5.3(b). No such rescission will affect any subsequent default.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) Issuer covenants that if an Event of Default has occurred and is continuing, Issuer, upon demand of Indenture Trustee, will pay to Indenture Trustee for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest is legally enforceable, upon overdue installments of interest at the Note Interest Rate. In addition,

Issuer will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of Indenture Trustee.

(b) If Issuer fails to pay such amounts upon such demand, Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against Issuer or other obligor upon the Note and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Issuer, wherever situated.

(c) If an Event of Default occurs and is continuing, Indenture Trustee may, as more particularly provided in Section 5.6, in its discretion, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as Indenture Trustee will deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in Indenture Trustee by this Indenture or by law; provided that the Collateral may be sold only as provided in Section 5.6 of this Indenture.

SECTION 5.4 Trustee May File Proofs of Claim.

(a) In case there is pending, relative to Issuer or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other federal or State bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of Issuer or its property or Person, Indenture Trustee, irrespective of whether the principal of the Notes is then due and payable and irrespective of whether Indenture Trustee has made any demand pursuant to Section 5.2, may:

(i) file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Note and file such other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee (including any claim for reasonable compensation to Indenture Trustee and each predecessor Indenture Trustee, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by Indenture Trustee and each predecessor Indenture Trustee, except as a result of such Person’s willful misconduct, negligence or bad faith), the Hedge Counterparties and the Noteholder allowed in such Proceedings;

(ii) unless prohibited by Applicable Law, vote on behalf of the Noteholders and the Hedge Counterparties in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;

(iii) collect and receive any monies or other property payable or deliverable on any such claims and pay all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and of Indenture Trustee on their behalf; and

(iv) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee, the Hedge Counterparties or the Noteholders allowed in any judicial proceedings relative to Issuer, its creditors and its property;

and any trustee, liquidator, receiver or similar official in any such Proceeding is authorized by each of such Noteholders to make payments to Indenture Trustee and, if Indenture Trustee consents to the making of payments directly to such Noteholders, to pay to Indenture Trustee such amounts as will be sufficient to cover reasonable compensation to Indenture Trustee, each predecessor Indenture Trustee, and all other expenses (including the fees and expenses of its agents and attorneys) and liabilities incurred, and all advances and disbursements made, by Indenture Trustee and each predecessor Indenture Trustee, except as a result of such Person’s willful misconduct, negligence or bad faith, and any other amounts due to Indenture Trustee pursuant to Section 6.6.

(b) Except as provided in Section 5.4(a)(ii), this Indenture does not authorize Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or of any Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Interest Rate Hedges or the rights of the Noteholders or any Hedge Counterparty or to authorize Indenture Trustee to vote in respect of the claim of the Noteholders or any Hedge Counterparty in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

SECTION 5.5 Trustee May Enforce Claims Without Possession of Notes.

(a) All rights of action and claims under this Indenture, or under the Note, may be enforced by Indenture Trustee without the possession of the Notes or the production of the Notes in any trial or other Proceedings relative to the Notes, and any such action or Proceedings instituted by Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of expenses, disbursements and compensation of Indenture Trustee and each predecessor Indenture Trustee will be for the benefit of the Secured Parties in respect of which such judgment has been recovered.

(b) In any Proceedings brought by Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which Indenture Trustee is a party), Indenture Trustee will be held to represent all the Noteholders, and it will not benecessary to make any Noteholder a party to any such Proceedings.

SECTION 5.6 Remedies; Priorities.

(a) If the Notes have been accelerated pursuant to Section 5.2, Indenture Trustee, at the direction of the Note Purchaser, may do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Note or under this Indenture with respect to the Note, whether by declaration or otherwise, enforce any judgment obtained and collect from Issuer monies adjudged due;

(ii) institute Proceedings for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of Indenture Trustee, the Noteholders and the Hedge Counterparty; and

(iv) subject to Section 5.6(d), sell or otherwise liquidate the Collateral or any portion of the Collateral or rights or interest in the Collateral at one or more public or private sales called and conducted in any manner permitted by law.

(b) If Indenture Trustee collects any money or property following the liquidation of the Collateral upon the occurrence of any Event of Default that has resulted in an acceleration of the Note, it will pay out the money or property in the order specified in Section 8.2(b), after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Indenture Trustee.

Indenture Trustee may fix a record date and payment date for any payment to the Noteholder pursuant to this Section 5.6(b). At least 15 days before such record date, Issuer will notify the Noteholder and Indenture Trustee of the record date, the payment date and the amount to be paid.

(c) Indenture Trustee will notify Note Purchaser, each of the other Noteholders, Seller and each Hedge Counterparty of any sale or liquidation at least 15 days prior to such sale or liquidation. Any of Note Purchaser, any other Noteholder, Seller or any Hedge Counterparty may submit a bid with respect to such sale.

(d) If the Indenture Trustee (acting at the direction of the Note Purchaser) proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, Indenture Trustee shall provide notice of such intention to Seller (such notice, a “Right of First Refusal Notice”). Each Right of First Refusal Notice shall contain an offer (the “Right of First Refusal Offer”) to Seller to repurchase the Collateral, in whole but not in part, at a purchase price (the “Right of First Refusal Purchase Price”) equal to the aggregate amount required to pay in full all of the Secured Obligations and all other amounts due under this Indenture and to the Note Purchaser under the Note Purchase Agreement, as of the date that such purchase is made. Seller shall have the right and option to accept irrevocably a Right of First Refusal Offer by providing written notice of such acceptance to the Indenture Trustee and the Note Purchaser and depositing an amount equal to the Right of Refusal Purchase Price with the Indenture Trustee, in each case within five (5) Business Days following the date on which Seller received the Right of First Refusal Notice. If Seller does not accept the Right of Refusal Offer and deposit the Right of First Refusal Purchase Price within the time period and in the manner described in the immediately preceding sentence, Indenture Trustee, Note Purchaser and the Noteholders shall be free to cause the liquidation of the Collateral and exercise all other rights and remedies available under this Indenture and under applicable law without any further notice to, or consent of, Seller; provided, that, for avoidance of doubt, this sentence will not limit Seller’s right to bid, in the same manner as any other third party, in any subsequent auction or sale of the Collateral.

SECTION 5.7 Limitation of Suits. No Noteholder has any right to institute any Proceeding with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(i) such Noteholder has given notice to Indenture Trustee of a continuing Event of Default;

(ii) such Noteholder has requested Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee under this Indenture;

(iii) such Noteholder has offered to Indenture Trustee reasonable indemnity satisfactory to it against any costs, expenses, losses, damages, claims and liabilities that may be incurred by Indenture Trustee in complying with such request;

(iv) Indenture Trustee has failed to institute such Proceedings for 60 days after its receipt of such notice, request and offer of indemnity; and

(v) such Noteholder has not given Indenture Trustee any direction inconsistent with such request during such 60-day period.

SECTION 5.8 Unconditional Rights of the Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Noteholders have an absolute and unconditional right to receive payment of the principal of and any interest on its Note on or after the respective due dates expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right may not be impaired or affected without the consent of such Noteholder.

SECTION 5.9 Restoration of Rights and Remedies. If Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to Indenture Trustee or to such Noteholder, then and in every such case Issuer, Indenture Trustee and such Noteholder, subject to any determination in such Proceeding, will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of Indenture Trustee and the Noteholder will continue as though no such Proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to Indenture Trustee or to any Noteholder in this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, will be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or exercise of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not a Waiver. No delay or omission of Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Potential Event of Default or Event of Default will impair any such right or remedy, or constitute a waiver of, or any acquiescence of, any such Potential Event of Default or Event of Default. Every right and remedy conferred by this Article V or by law to Indenture Trustee or to any Noteholder may be exercised from time to time, and as often as may be deemed expedient, by Indenture Trustee or by such Noteholder, as the case may be.

SECTION 5.12 Control by the Noteholders. Each Noteholder (other than Note Purchaser), by taking delivery of a Note, expressly appoints Note Purchaser as its agent for purposes of directing the exercise of rights and remedies with respect to such Note under this Indenture. Note Purchaser has the right to direct the time, method and place of conducting any Proceeding for any remedy available to Indenture Trustee with respect to the Notes or exercising any trust or power conferred on Indenture Trustee.

SECTION 5.13 Waiver of Past Defaults.

(a) Prior to the acceleration of the maturity of the Notes as provided in Section 5.2, the Noteholders evidencing a majority of the Note Balance of the Outstanding Notes may waive any past Potential Event of Default or Event of Default and its consequences except a Potential Event of Default (i) in the payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision of this Indenture that cannot be amended, supplemented or modified without the consent of each Noteholder of Outstanding Notes.

(b) Upon any such waiver, such Potential Event of Default, and any Event of Default arising from such Potential Event of Default, will cease to exist and be deemed to have been cured and not to have occurred, but no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereto. Any such consent or waiver by the Noteholder of any Note will be conclusive and binding upon such Noteholder and upon all future Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent or waiver is made upon such Note.

SECTION 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of the Note will be deemed to have agreed, that a court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 5.14 will not apply to (a) any suit instituted by Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 10% of the Note Balance of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on the Note on or after the respective due dates expressed in such Note and in this Indenture.

SECTION 5.15 Waiver of Stay or Extension Laws. Issuer covenants (to the extent that it may lawfully do so) that it will not insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension that may affect the covenants or the performance of this Indenture, and Issuer (to the extent that it may lawfully do so) waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power in this Indenture granted to Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16 Action on Notes. Indenture Trustee’s right to seek and recover judgment on the Note or under this Indenture will not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of Indenture Trustee or the Noteholders will be impaired by the recovery of any judgment by Indenture Trustee against Issuer or by levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of Issuer.

SECTION 5.17 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from Indenture Trustee to do so, and atthe Issuer’s expense, Issuer will take all such lawful action as Indenture Trustee may request to compel the performance by Servicer and Seller of their respective obligations to Issuer under or in connection with the Sale and Servicing Agreement and the other Basic Documents, and to exercise any and all rights, remedies, powers, privileges and claims lawfully available to Issuer under or in connection with the Sale and Servicing Agreement and the other Basic Documents to the extent and in the manner directed by Indenture Trustee, including the transmission of notices of default with respect to Servicer and Servicer under this Indenture and the institution of legal or administrative actions or proceedings to compel or secure performance by Servicer and Seller of their respective obligations under the Sale and Servicing Agreement and the other Basic Documents.

(b) Promptly following a request from Indenture Trustee to do so, and at Issuer’s expense, Issuer will take all such lawful action as Indenture Trustee may request to compel the performance by each Hedge Counterparty in accordance with the related Interest Rate Hedge and to exercise any and all rights, remedies, powers, privileges and claims lawfully available to Issuer under or in connection with the applicable Interest Rate Hedge to the extent and in the manner directed by Indenture Trustee.

(c) If an Event of Default has occurred and is continuing, Indenture Trustee may, and at the direction of the holders of a majority of the Notes will, subject to Section 6.1 (f), exercise all rights, remedies, powers, privileges and claims of Issuer against Servicer and Seller under or in connection with the Sale and Servicing Agreement and the other Basic Documents, including the right or power to take any action to compel the performance by Servicer or Seller, as the case may be, of each of their obligations to Issuer under the Sale and Servicing Agreement and the other Basic Documents and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement and the other Basic Documents and any right of Issuer to take such action will be suspended.

(d) If an Event of Default has occurred and is continuing, Indenture Trustee may, and at the direction of Note Purchaser or the Noteholders evidencing not less than 66 2/3% of the Note Balance of the Outstanding Notes will, exercise all rights, remedies, powers, privileges and claims of Issuer against the Hedge Counterparties, including the right or power to take any action to compel or secure performance or observance by the Hedge Counterparties of their respective obligations to Issuer under the Interest Rate Hedges, and to give any consent, request, notice, direction, approval, extension or waiver under the Interest Rate Hedges, and any right of Issuer to take such action will be suspended.

SECTION 5.18 Demand Note. To the extent that the Indenture Trustee has foreclosed on, or otherwise obtained possession of the Demand Note, Indenture Trustee shall demand payment under the Demand Note at the direction (and only at the direction) of the Note Purchaser.

ARTICLE VI

INDENTURE TRUSTEE

SECTION 6.1 Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, subject to the provisions of Article V, Indenture Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations are to be read into this Indenture against Indenture Trustee; and

(ii) in the absence of bad faith on its part, Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to it, upon any certificates or opinions furnished to it and, if required by the terms of this Indenture, conforming to the requirements of this Indenture, provided that Indenture Trustee will examine any such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Indenture Trustee will not be liable for any action it takes or omits to take in the absence of bad faith which it believes to be authorized or within its rights or powers. However, Indenture Trustee may not be relieved from liability for its own willful misconduct, negligence or bad faith, except that:

(i) this Section 6.l(c) does not limit Section 6.1(b);

(ii) Indenture Trustee will not be liable for any error of judgment made in good faith by an Authorized Officer unless it is proved that Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) Indenture Trustee will not be liable with respect to any action it takes or omits to take in the absence of bad faith in accordance with a direction received by it pursuant to Section 5.2.

(d) Indenture Trustee will not be liable for interest on any money received by it except as Indenture Trustee may agree in writing with Issuer.

(e) Money held in trust by Indenture Trustee need not be segregated from other funds except to the extent required by law or this Indenture or the Sale and Servicing Agreement.

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholder or Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with the request or direction. Anything in this Indenture or any Basic Document to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to Indenture Trustee is subject to this Section 6.1.

(h) Indenture Trustee will not be charged with knowledge of any Potential Event of Default or any Event of Default unless either (i) an Authorized Officer of Indenture Trustee has actual knowledge of such Potential Event of Default or Event of Default or (ii) notice of such Potential Event of Default or Event of Default has been given to Indenture Trustee in accordance with this Indenture.

(i) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12 and Section 5.17.

SECTION 6.2 Rights of Indenture Trustee.

(a) Before Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Indenture Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. However, Indenture Trustee will examine any such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(b) Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian or nominee, and Indenture Trustee will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Indenture.

(c) Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Note will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it under this Indenture in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(d) Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of the Noteholders or the Note Purchaser pursuant to this Indenture unless the Noteholders or the Note Purchaser, as the case may be, have offered to Indenture Trustee reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses and disbursements that might be incurred by Indenture Trustee in complying with such request or direction.

(e) Any request or direction of Issuer mentioned in this Indenture must be evidenced by an Issuer Request.

(f) Indenture Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. Indenture Trustee need not investigate any fact or matter stated in any such document.

(g) The Indenture Trustee shall not be bound to make any investigationin to the performance of the Issuer or the Servicer under this Indenture or any other Basic Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, re-

port, notice, request, direction, consent, order, bond, note or other document, but the Indenture Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Indenture Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney provided, however, that any such examination shall be at a time acceptable to the Issuer in its reasonable judgment during normal business hours; provided, further that each such party shall, and shall cause its agents, to hold in confidence any and all such information, except (i) to the extent disclosure may be required by law by any regulatory authority, (ii) to the extent that the Indenture Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder and (iii) a Noteholder may disclose such information obtained from the Indenture Trustee to any prospective transferee and to such Noteholder’s and transferee’s accountants, consultants, attorneys and similar agents; provided that all such persons agree in writing with the Issuer to hold such information as confidential.

(h) If the Indenture Trustee is also acting as paying agent, note registrar, securities intermediary and custodian hereunder or under any other Basic Document, the rights and protections afforded to the Indenture Trustee pursuant to the Article shall also be afforded to it in such additional capacities.

(i) Indenture Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j) Indenture Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Issuer or the Servicer.

(k) The permissive rights of Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and Indenture Trustee shall not be answerable for other than its gross negligence or willful default.

(1) Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between Issuer and any Person with respect thereto, or the perfection of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

(m) Nothing herein shall be construed to impose an obligation on the part of the Indenture Trustee to recalculate, evaluate or verify any report, certificate or information received by it from the Issuer or Servicer.

SECTION 6.3 Individual Rights of Indenture Trustee. Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Issuer or any of its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar or co-registrar under this Indenture may do the same with like rights.

SECTION 6.4 Indenture Trustee’s Disclaimer. Neither Indenture Trustee nor any Authenticating Agent (a) will be responsible for, or makes any representation as to, the validity or adequacy of this Indenture, the Collateral, any other Basic Document or the Notes and (b) will be accountable for Issuer’s use of the proceeds from the Notes, or responsible for any statement of Issuer in this Indenture or in any document issued in connection with the sale of the Note (all of which will be deemed to be statements of Issuer) other than the certificate of authentication of Indenture Trustee (or such Authenticating Agent on behalf of Indenture Trustee).

SECTION 6.5 Reports and Notices by Indenture Trustee to Noteholders.

(a) Indenture Trustee will forward each Monthly Report and each Payment Date Report delivered by the Servicer to each Noteholder of record as of the most recent Record Date.

(b) Indenture Trustee will notify Note Purchaser of the occurrence and continuation of an Event of Default or a Servicer Event of Default within two (2) Business Days after the date on which an Authorized Officer acquires actual knowledge of such Event of Default or Servicer Event of Default.

(c) On or before the initial Funding Date, and until its removal pursuant to Section 4.10 (after which the successor Indenture Trustee shall perform the duties of the Indenture Trustee hereunder), the Indenture Trustee shall perform, on behalf of the Seller and the Servicer, the following:

(d) No later than 11 a.m. on each Business Day, the Indenture Trustee shall deliver or make available to the Servicer, the Backup Servicer and the Note Purchaser, either via e-mail or via the Indenture Trustee’s Internet website a daily “cash availability report” which will detail all cash receipts with respect to the Collections. The Indenture Trustee shall cooperate to promptly resolve any discrepancies with the Servicer arising from such report.

(e) The Indenture Trustee shall maintain all necessary or appropriate records, operating procedures and systems with respect to its respective duties under this Indenture and shall provide with reasonable promptness such additional reports and information (which information is reasonably available to the Indenture Trustee) as may be reasonably requested from time to time by the Servicer.

SECTION 6.6 Compensation and Indemnity.

(a) Issuer will pay Indenture Trustee as compensation for Indenture Trustee’s services under this Indenture such fees as have been separately agreed upon on the date of this Indenture between Issuer and Indenture Trustee. Indenture Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. Issuer will reimburse Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by Indenture Trustee, including costs of collection, and the reasonable compensation, expenses and disbursements of Indenture Trustee’s agents, counsel, accountants and experts, but excluding any expenses in- curred by Indenture Trustee through Indenture Trustee’s own willful misconduct, negligence or bad faith.

(b) Issuer will indemnify, defend and hold harmless Indenture Trustee, and its officers, directors, employees and agents (each, an “Indemnified Party”), from and against any and all costs, expenses, losses, damages, claims and liabilities incurred by it in connection with the acceptance or administration of Issuer under this Indenture, the administration of and the performance of its duties under this Indenture, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Indenture, but excluding any cost, expense, loss, damage, claim or liability incurred by Indenture Trustee through Indenture Trustee’s own willful misconduct, negligence or bad faith. The procedures set forth in Section 10.4 will govern indemnification pursuant to this Section 6.6(b).

(c) The payment obligations of Issuer to Indenture Trustee pursuant to this Section 6.6 will survive the resignation or removal of Indenture Trustee and the discharge ofthis Indenture. When Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in this Section 6.6 with respect to Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.

SECTION 6.7 Replacement of Indenture Trustee.

(a) No resignation or removal of Indenture Trustee, and no appointmentof a successor Indenture Trustee, will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.7. Indenture Trustee may resign by notifying Issuer, the Servicer and Note Purchaser. Note Purchaser or the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Outstanding Notes may remove Indenture Trustee without cause by notifying Indenture Trustee, the Servicer and Issuer and may appoint a successor Indenture Trustee. Following the removal or resignation of any Person in the capacity of Indenture Trustee which will only be effective and occur upon the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.7, the obligations of such Person in such capacity will terminate (except for any obligations required to be performed prior to such termination).

(b) Issuer must, and Note Purchaser may, remove Indenture Trustee, bywritten notice of such removal to Indenture Trustee, if:

(i) Indenture Trustee fails to comply with Section 6.10;

(ii) an Insolvency Event occurs with respect to Indenture Trustee;

(iii) a receiver or other public officer takes charge of Indenture Trustee or its property; or

(iv) as evidenced by an Opinion of Counsel delivered to the Servicer, Issuer and Note Purchaser, Indenture Trustee becomes legally unable to act or otherwise incapable of acting as Indenture Trustee.

(c) If Indenture Trustee gives notice of intention to resign or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (Indenture Trustee in such event being referred to in this Indenture as the retiring Indenture Trustee), the Note Purchaser (with the consent of the Issuer, which consent shall not be unreasonably withheld or delayed) may appoint a successor Indenture Trustee.

(d) Any successor Indenture Trustee must execute and deliver a written acceptance of its appointment to the retiring Indenture Trustee, Issuer, Servicer, Note Purchaser and each Hedge Counterparty and thereupon the resignation or removal of the retiring Indenture Trustee will become effective, and such successor Indenture Trustee will have all the rights, powers, duties and obligations of Indenture Trustee under this Indenture. Issuer will pay all amounts owed to the retiring Indenture Trustee upon the retiring Indenture Trustee’s resignation or removal. The successor Indenture Trustee will deliver a notice of its succession to the Noteholders. The retiring Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(e) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, Issuer or the Noteholder may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f) Notwithstanding the replacement of Indenture Trustee pursuant to this Section 6.7, the obligations of Issuer under Section 6.6 will continue for the benefit of the retiring Indenture Trustee.

SECTION 6.8 Successor Indenture Trustee by Merger, Conversion or Transfer.

(a) If Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person will be the successor Indenture Trustee so long as such Person will be otherwise qualified and eligible under Section 6.10, Indenture Trustee will promptly notify Note Purchaser, Issuer and Servicer of any such transaction.

(b) If at the time any such successor by merger, conversion or consolidation to Indenture Trustee succeeds to the trusts created by this Indenture one or more Notes have been authenticated but not delivered, any such successor may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated. If at such time a Note has not been authenticated, any successor to Indenture Trustee may authenticate such Note either in the name of any predecessor under this Indenture or in the name of the successor to Indenture Trustee. In all such cases such certificates will have the same force and effect provided for anywhere in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.

SECTION 6.9 Appointment of Separate Indenture Trustee or Co-Indenture Trustee.

(a) Notwithstanding any other provision of this Indenture, Indenture Trustee has the power and may execute and deliver an instrument to appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part of the Collateral, and, subject to this Section 6.9, such rights, powers, duties and obligations as Indenture Trustee may consider necessary or desirable for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located. No separate trustee or co-trustee will be required to meet the terms of eligibility as a successor trustee under Section 6.10 and no notice to Noteholder of the appointment of any separate trustee or co-trustee will be required under Section 6.7.

(b) Every separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon Indenture Trustee will be conferred or imposed upon and exercised or performed by Indenture Trustee, or Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee will not be authorized to act separately without Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed Indenture Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion of the Collateral in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Indenture Trustee;

(ii) no trustee will be personally liable by reason of any act or omission of any other trustee under this Indenture; and

(iii) Indenture Trustee may accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to Indenture Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.9. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with Indenture Trustee or separately, as may be provided in such instrument of appointment, subject to this Indenture. Every such instrument will be filed with Indenture Trustee.

(d) Any separate trustee or co-trustee may constitute Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.10 Eligibility; Disqualification. Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939. Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition and must have a long-term unsecured debt rating of at least “A+” by S&P and at least “Al” Moody’s or must otherwise be acceptable to Note Purchaser.

SECTION 6.11 Establishment of Swap Collateral Accounts. If a Hedge Counterparty is required to collateralize any Interest Rate Hedge pursuant to the terms of such Interest Rate Hedge, at the request and expense of the Issuer, Indenture Trustee may establish individual collateral accounts and may hold any securities deposited in such accounts in trust and will invest any cash amounts in such accounts in accordance with the terms of such Interest Rate Hedge.

SECTION 6.12 Representation of Indenture Trustee. Indenture Trustee represents and warrants that (i) it is a “bank” within the definition given in Section 26(a)(1) of the 1940 Act; (ii) it shall have an aggregate capital surplus and undivided profits of an amount not less than $50,000,000; (iii) it is not an Affiliate of the Issuer; (iv) it, in its representative capacity, is not providing credit or credit enhancement to the Issuer.

ARTICLE VII

NOTEHOLDER’S LISTS

SECTION 7.1 Issuer To Furnish Indenture Trustee Name and Address of Noteholder. Issuer will furnish to Indenture Trustee not more than 5 days after each Record Date, a list of the name and address of the Noteholders as of such Record Date and at such other times as Indenture Trustee may request, within 30 days after receipt by Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished. Issuer will not be required to furnish such list if Indenture Trustee is the Note Registrar.

SECTION 7.2 Preservation of Information. Indenture Trustee will preserve, in as current a form as is reasonably practicable, the name and address of each Noteholder contained in the most recent list furnished to Indenture Trustee as provided in Section 7.1 and the names and addresses of the Noteholders received by Indenture Trustee in its capacity as Note Registrar.

SECTION 7.3 Fiscal Year. Unless Issuer otherwise determines, the fiscal year of Issuer will be the calendar year.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. (a) Except as otherwise provided in this Indenture, and subject to the provisions of the Concentration Account Agreement to which the Indenture Trustee is a party, Indenture Trustee may demand payment or delivery of, and will receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. Indenture Trustee will apply all money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, Indenture Trustee (acting at the direction of the Note Purchaser) may take such action as may be appropriate to enforce such payment or performance without waiving or prejudicing any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in ARTICLE V.

(b) The Indenture Trustee shall promptly identify (with the assistance of the Servicer, if necessary) any collections as being on account of Interest Collections, Principal Collections or other Collections, whether received by it or held by it in any Account and shall transfer or cause to be transferred to the Collection Account, and the Servicer, in its capacity as Concentration Account servicer under the Intercreditor Agreement shall transfer, or cause to be transferred, all Collections received directly by it or on deposit in the form of available funds in the Concentration Account to the Collection Account by the close of business on the second Business Day after such Collections are received. Within two Business Days of the transfer of Collections to the Collection Account, the Indenture Trustee shall segregate Principal Collections and Interest Collections and transfer the same to the corresponding Principal Collections Subaccount and Interest Collections Subaccount, as applicable. The Indenture Trustee shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Collection Account as of the related Determination Date at such time as is mutually agreed by the Indenture Trustee and the Servicer so that the Servicer may prepare the Monthly Report. The Indenture Trustee will provide to the Servicer a daily “cash availability report” which will detail all cash receipts with respect to the Purchased Assets received as of close of business of the prior Business Day, identifying which portion thereof constitutes Interest Collections, which portion thereof constitutes Principal Collections and any other amounts received not classified as either Interest Collections or Principal Collections. The Servicer and the Indenture Trustee shall work together to promptly resolve the allocation of any amounts received not classified as either Interest Collections or Principal Collections and any discrepancies between the records of the Servicer and the cash receipts reported by the Indenture Trustee.

SECTION 8.2 Collection Account; Distributions

(a) If Issuer enters into any Interest Rate Hedge, Issuer shall direct the related Hedge Counterparty to deposit any net amounts payable by such Hedge Counterparty to Issuer into the Collection Account. However, Indenture Trustee, acting at the direction of the Issuer, may retain a part or all of any termination payments payable by a Hedge Counterparty to Issuer in connection with any termination of any Interest Rate Hedge, to be applied as an initial payment to a replacement Hedge Counterparty or Counterparties, provided that Indenture Trustee will promptly deposit any retained amounts that are not so applied into the Collection Account.

(b) On each Payment Date, Indenture Trustee will (based on the information contained in the Monthly Report delivered with respect to such Payment Date pursuant to Section 4.5(e) of the Sale and Servicing Agreement) withdraw from the Collection Account an amount equal to all Collections for such Payment Date and apply such amounts in accordance with the following priorities:

(i) If the Notes have been accelerated pursuant to Section 5.2, to the Indenture Trustee, the amounts due to the Indenture Trustee under Section 6.6;

(ii) to Indenture Trustee, the Indenture Trustee Fee and any amounts in respect of expenses due to the Indenture Trustee and Custodian under this Indenture or any other Basic Document;

(iii) to Backup Servicer, (A) the Backup Servicing Fee, (B) any amounts in respect of expenses due to the Backup Servicer under this Indenture or any other Basic Document and (C) any fees (to the extent not included in the Backup Servicing Fee) and expenses payable to the Backup Servicer pursuant to the Fee Letter in connection with the transition of the Backup Servicer to the role of Servicer if and when it becomes a successor Servicer under the Sale and Servicing Agreement;

(iv) to Servicer, the Base Servicing Fee;

(v) to the Hedge Counterparties (if any), any net periodic payments (excluding any termination payments) due under the related Interest Rate Hedges;

(vi) to the Servicer, any unreimbursed Servicer Advances (but solely to the extent of Collections in respect of the related Purchased Asset for which such Servicer Advance was made);

(vii) to the Noteholders, the Note Interest Distribution Amount;

(viii) to Note Purchaser, the Unused Fee Amount;

(ix) to Note Purchaser, any other amounts payable to Note Purchaser under the Note Purchase Agreement (excluding, for avoidance of doubt, any principal due under the Notes);

(x) to the Hedge Counterparty under each Interest Rate Hedge, the amount of any termination payment due by Issuer to the Hedge Counterparty under such Interest Rate Hedge, where the Hedge Counterparty is not the sole defaulting or affected party with respect to the related termination;

(xi) if an Event of Default has occurred and is continuing, as a payment of principal on the Notes, all amounts remaining after the payments described in clauses (i) through (x), above, to be applied pro rata to the Outstanding Notes in reduction of the principal amount thereof, until reduced to zero;

(xii) during the Revolving Period, at the option of Issuer, to be applied to the purchase by Issuer of Eligible Assets in an amount not exceeding that amount necessary such that, when included in the Borrowing Base, the Borrowing Base Deficiency would be reduced to zero;

(xiii) to the Noteholders, as a payment of principal on the Notes, an amount equal to the Note Principal Distribution Amount, to be applied pro rata to the Outstanding Notes in reduction of the principal amount thereof;

(xiv) to Servicer, the amount of any Subordinated Servicing Fee;

(xv) to the Hedge Counterparty under any Interest Rate Hedge, the amount of any termination payment due by Issuer to the Hedge Counterparty under such Interest Rate Hedge, where the Hedge Counterparty is the sole defaulting or affected party with respect to the related termination;

(xvi) during the Revolving Period, at the option of Issuer, to be applied to the purchase by Issuer of additional Eligible Assets;

(xvii) to the Servicer, the amount of any unreimbursed Servicer Advances to the extent not paid under clause (vi), above, and any Nonre-coverable Advances; and

(xviii) to or at the direction of Issuer, all remaining funds (which amount may be paid to Seller as a distribution in respect of Seller’s equity interest in Issuer).

(c) On the terms and conditions hereinafter set forth, from time to time during the Revolving Period, the Issuer may, to the extent of any Principal Collections on deposit in the Principal Collections Subaccount, withdraw such funds for the purpose of reinvesting in additional Eligible Assets and making reductions of the Note Balance pursuant to Section 2.7(c) hereof, provided that the conditions set forth in Section 4.9(k) of the Sale and Servicing Agreement are satisfied.

SECTION 8.3 General Provisions Regarding Accounts.

(a) For so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Qualified Institution or Qualified Trust Institution maintaining the Collection Account and the Holding Account (which initially is Indenture Trustee) will invest, at the direction of Servicer (which may be in the form of standing instructions), funds in such accounts in Permitted Investments as provided in Section 4.9(h) of the Sale and Servicing Agreement. All interest and other income (net of losses and investment expenses) from monies in the Collection Account and the Holding Account shall be deposited into the Interest Collection Subaccount and held therein as Interest Collections. The Indenture Trustee (to the extent that it is maintain the Accounts) will treat all such Permitted Investments in the manner set forth in Section 4.19(c).

(b) Subject to Section 6.1(c), Indenture Trustee will not be liable by reason of any insufficiency in the Accounts resulting from any loss on any Permitted Investment included in the Accounts, except for losses attributable to Indenture Trustee’s failure to make payments on such Permitted Investments issued by Indenture Trustee, in its commercial capacity as principal obligor and not as trustee. In addition, Indenture Trustee has no duty to monitor the activities of any Qualified Institution or Qualified Trust Institution (unless such Qualified Institution or Qualified Trust Institution is also Indenture Trustee) and will not be liable for the actions or inactions of any Qualified Institution or Qualified Trust Institution (unless such Qualified Institution or Qualified Trust Institution is also Indenture Trustee).

(c) If Indenture Trustee is the Qualified Institution or Qualified Trust Institution maintaining the Accounts and (i) Servicer has failed to give investment directions for any funds on deposit in the Collection Account to Indenture Trustee by 11:00 a.m. New York time (or such other time as may be agreed by Issuer and Indenture Trustee) on the Business Day preceding a Payment Date or (ii) to the knowledge of an Authorized Officer of Indenture Trustee,a Potential Event of Default or Event of Default has occurred and is continuing with respect to the Notes, Indenture Trustee will, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more investments described in clause (b) of the definition of Permitted Investments.

(d) Indenture Trustee will notify the Qualified Institution or Qualified Trust Institution maintaining the Collection Account (if not Indenture Trustee) if a Potential Event of Default or Event of Default has occurred and is continuing.

SECTION 8.4 Release of Collateral.

(a) Indenture Trustee, upon Issuer Request, may, and when required by this Indenture (or pursuant to Section 6.1, Section 6.2 or Section 6.3 of the Sale and Servicing Agreement) will, execute instruments to release property from the Lien of this Indenture, or convey Indenture Trustee’s interest in the same, in a manner and under circumstances consistent with this Indenture. No party relying upon an instrument executed by Indenture Trustee as provided in this ARTICLE VIII is required to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or require evidence as to the application of any monies. If Issuer requests Indenture Trustee to take any action pursuant to this Section 8.4(a), Issuer will give Indenture Trustee at least 5 Business Days’ notice, accompanied by copies of any assignments, bill of sale, termination statements and any other releases and instruments as the Issuer may reasonably request in order to effect release and transfer of such property required.

(b) Indenture Trustee, at such time as there is no Note Outstanding and all sums due Indenture Trustee pursuant to Section 6.6 have been paid in full and all amounts owing under the Interest Rate Hedges have been paid in full, will release any remaining portion of the Collateral that secured Issuer’s obligations under the Note and the Interest Rate Hedge from the Lien of this Indenture and release to Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. Indenture Trustee will release property from the Lien of this Indenture pursuant to this Section 8.4 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate confirming that all amounts owing by Issuer to the Secured Parties under the Indenture, or under the other Basic Documents have been paid.

(c) Upon receipt of an Issuer Request, Indenture Trustee agrees to execute and deliver any termination statements for filing under the provisions of the UCC of any applicable jurisdiction in connection with the release of the Lien of this Indenture pursuant to this Section 8.4.

SECTION 8.5 Holding Account. Indenture Trustee shall hold all funds deposited from time to time into the Holding Account in trust for the Secured Parties, and shall withdraw funds from the Holding Account only (i) to the extent and in the manner provided in Section 2.02(c) of the Note Purchase Agreement and (ii) to the extent of any investment earnings on amounts on deposit in the Holding Account, in accordance with Section 8.3(a).

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures.

(a) Issuer and Indenture Trustee, when authorized by an Issuer Order, may enter, with the consent of Note Purchaser and a majority of the outstanding Note Balance of each of the other Noteholders, into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Note Purchase and/or the other Noteholders under this Indenture. No such supplemental indenture, without the consent of the Outstanding Note adversely affected by such supplemental indenture, will:

(i) modify any provision of this Section 9.1 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be amended or waived without the consent of the Noteholder of the Outstanding Note affected thereby;

(ii) change the Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on the Note, or reduce the Note Balance of the Note or the interest rate on the Note, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Note, or change any place of payment where, or the coin or currency in which, any Note or the interest on the Note is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available, as provided in ARTICLE V, to the payment of any such amount due on the Note on or after the respective due date of the Note;

(iii) reduce the percentage of the Note Balance of the Note Outstanding, the consent of the Noteholder of which is required for any such supplemental indenture, or the consent of the Noteholder of which is required for any waiver of compliance with certain provisions of this Indenture or certain Potential Events of Default or Events of Default and their consequences provided for in this Indenture;

(iv) modify or alter the proviso to the definition of “Outstanding”;

(v) reduce the percentage of the Note Balance of the Note Outstanding, the Noteholder of which are required to direct or consent to a sale or liquidation by Indenture Trustee of the Collateral pursuant to Section 5.2, if the proceeds of such sale or liquidation would be insufficient to pay the Note Balance and accrued but unpaid interest on the Note;

(vi) reduce the percentage of the aggregate Note Balance of the Note Outstanding that is necessary to amend this Indenture or any of the other Basic Documents;

(vii) modify this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

(viii) impair the right to institute suit for the enforcement of payment as provided in Section 5.2; or

(ix) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated in this Indenture, terminate the Lien of this Indenture on any such collateral subject to this Indenture or deprive the Noteholder of the security provided by the Lien of this Indenture.

(b) It will not be necessary for any Act of Noteholder to approve the particular form of such proposed supplemental indenture, so long as an Act of Noteholder approves the substance of any proposed supplemental indenture under this Section 9.1.

(c) Promptly after the execution of any supplemental indenture pursuant to this Section 9.1, Indenture Trustee will send to Note Purchaser and the Hedge Counterparty a copy of such supplemental indenture and to the Noteholders a notice setting forth in general terms the substance of such supplemental indenture. Any failure of Indenture Trustee to send such notice, or any defect in such notice, will not impair or affect the validity of any such supplemental indenture.

SECTION 9.2 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this ARTICLE IX or the modification of the trusts created by this Indenture, Indenture Trustee will be entitled to receive, and subject to Section 6.1 and Section 6.2, will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. Indenture Trustee may, but is not obligated to, enter into any such supplemental indenture that affects Indenture Trustee’s own rights, powers, duties, obligations, liabilities or immunities under this Indenture.

SECTION 9.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to this ARTICLE IX, this Indenture will be modified and amended in accordance with such supplemental indenture with respect to the Note affected by such supplemental indenture, and the respective rights, powers, duties, obligations, liabilities and immunities under this Indenture of Indenture Trustee, Issuer, the Noteholder and the Hedge Counterparty will thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments, and such supplemental indenture will be part of this Indenture for all purposes.

SECTION 9.4 Reference in Note to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE IX may, and if required by Indenture Trustee will, bear a notation in form approved by Indenture Trustee as to any matter provided for in such supplemental indenture. If Issuer or Indenture Trustee so determine, a new Note so modified as to conform, in the opinion of Indenture Trustee and Issuer, to any such supplemental indenture may be prepared and executed by Issuer and authenticated and delivered by Indenture Trustee in exchange for an Outstanding Note.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by Issuer to Indenture Trustee to take any action under this Indenture, Issuer will furnish to Indenture Trustee (with a copy to Note Purchaser) an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been satisfied. However, in the case of any such application or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

(b) Notwithstanding any other provision of Section 2.9 or this Section 10.1, Issuer may, without compliance with the requirements of the other provisions of this Section 10.1, (i) collect payments on the Collateral and (ii) make cash payments out of the Collection Account, in each case, as and to the extent permitted or required by the Basic Documents.

SECTION 10.2 Form of Documents Delivered to Indenture Trustee.

(a) Any certificate or opinion of an Authorized Officer of Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that such certificate or opinion of, or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Servicer, Seller or Issuer, stating that the information with respect to such factual matters is in the possession of Servicer, Seller or Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion of, or representations with respect to such matters are erroneous.

(b) Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, they may be consolidated in one instrument.

(c) The truth and accuracy of the facts and opinions stated in any application, certificate or report at the effective date of such application, certificate or report are conditions precedent to the right of Issuer to have such application granted by Indenture Trustee or to the sufficiency of such certificate or report.

SECTION 10.3 Acts of Noteholder.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholder in person or by agents duly appointed in writing. Except as otherwise provided in this Indenture such action will become effective when such instrument or instruments are delivered to Indenture Trustee, and, if required, to Issuer. Such instrument or instruments (and the action embodied in such instrument or instruments and evidenced by such instrument or instruments) are sometimes referred to in this Indenture as the “Act of Noteholder” of the Noteholder signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of Indenture Trustee and Issuer, if made in the manner provided in this Section 10.3. Issuer by entering into this Indenture, and each Noteholder, by its acceptance of a Note, authorizes Indenture Trustee to execute and deliver the Control Agreement and the Joinder Agreement.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that Indenture Trustee deems sufficient.

(c) The ownership of Note will be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of the Note will bind the Noteholder of every Note issued upon the registration of such Note or in exchange for such Note or in lieu of such Note, in respect of anything done, omitted or suffered to be done by Indenture Trustee or Issuer in reliance on such Note, whether or not notation of such action is made upon such Note.

SECTION 10.4 Indemnification Procedures.

(a) Applicability. This Section 10.4 shall govern the procedures for indemnification of Indemnified Parties pursuant to Section 3.15 and Section 6.6.

(b) Notice of Claims. An Indemnified Party shall promptly notify Issuer and the Servicer if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any Losses or potential Losses and giving rise to a claim for indemnification under this Section 3.15 (each, a “Claim”), but failure so to notify Issuer or the Servicer shall not relieve Issuer from its indemnification obligations under this Section 3.15 unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by Issuer of substantial rights and defenses.

(c) Cooperation and Assistance: Assumption of Defense. A Indemnified Party receiving notice or knowledge of any Losses or potential Losses shall, at Issuer’s expense:

(i) provide Issuer such information and cooperation with respect to such Claim as Issuer may reasonably require, including, but not limited to, making appropriate personnel available to Issuer at such reasonable times as Issuer may request;

(ii) cooperate and take all such steps as the Issuer may reasonably request to preserve and protect any defense to such Claim;

(iii) in the event suit is brought with respect to such Claim, upon reasonable prior notice, afford to the Issuer the right, which Issuer may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such Claim except that Issuer shall not enter into any settlement without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if such settlement attributes liability to the Indemnified Party;

(iv) afford to Issuer the right, in its sole discretion and at its sole expense, to assume the defense of such claim (subject to the terms of Section 10.4(c)), including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such Claim; provided that if Issuer assumes the defense of such Claim, the Indemnified Party must consent in writing, which consent shall not be unreasonably withheld, to the entry of any settlement or compromise in respect thereof that attributes liability to the Indemnified Party and Issuer shall not be liable for any fees and expenses of separate counsel employed by any Indemnified Party incurred thereafter in connection with such Claim except that if such Indemnified Party reasonably determines that counsel designated by Issuer has a conflict of interest or if the Indemnified Party shall have defenses not available to Issuer, Issuer shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(v) if Issuer assumes the defense of any claim as provided in clause (D) above, Issuer shall (x) periodically (and, upon the reasonable request of the Indemnified Party) update the Indemnified Party regarding the status of the defense of such claims, (y) provide copies of all material correspondence and legal pleadings prepared by counsel employed by Issuer with respect thereto to the extent reasonably requested by the Indemnified Party, such claim (as reasonably determined by such Indemnified Party), and (z) without the prior written consent of the Indemnified Party, not permit a default or make any admissions on behalf of the Indemnified Party (other than routine or incontestable admissions) which would prejudice or otherwise forfeit any material right or defense of the Indemnified Party in respect of such claim.

(d) No Indemnified Party shall, without the prior written consent of Issuer, which consent shall not be unreasonably withheld or delayed, settle or compromise any Claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Issuer of a release from liability in respect of such Claim.

(e) In the event that any Indemnified Party waives its right to indemnification hereunder, Issuer shall not be entitled to appoint counsel to represent such Indemnified Party or to exercise the other rights described in this subsection (c) nor shall Issuer reimburse such Indemnified Party for any Losses or costs of counsel to such Indemnified Party.

SECTION 10.5 Notices, etc. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholder or other documents provided or permitted by this Indenture must be in writing and will be sufficient if made as follows:

(a) if to Indenture Trustee, if delivered by hand or sent by facsimile with telephone confirmation on the same day by the sender, overnight delivery, electronic mail or registered first class mail, postage prepaid, to Indenture Trustee at its Corporate Trust Office;

(b) if to Custodian, if delivered by hand or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to Custodian at:

U.S. Bank National Association

1719 Range Way

Florence, South Carolina 29501

Attention: Sandra Farrow

Ref: Newstar 2005-1

Mail Code: Ex - SC - FLOR

with a copy to the Indenture Trustee at the Corporate Trust Office.

(c) if to Issuer, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to Issuer at:

NewStar Warehouse Funding 2005 LLC

c/o NewStar Financial, Inc.

500 Boylston Street, Suite 1600

Boston, MA 02116

Attention: David K. Roberts

Telephone: (617) 848-2515

Facsimile: (617) 848-4300

or at any other address previously furnished by notice to Indenture Trustee and Note Purchaser by Issuer. Issuer will promptly transmit any notice received by it from the Noteholders to Indenture Trustee and Note Purchaser;

(d) if to Note Purchaser, if delivered by hand, or sent by facsimile, overnight delivery or registered first class mail, postage prepaid, to Note Purchaser at:

Citigroup Global Markets Realty Corp.

390 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Asset Backed Finance

Telephone: John Eck

Fax: 212-723-8591; and

Notice will be deemed to have been duly given, (i) in the case of notice delivered by hand or sent by overnight delivery, upon delivery, (ii) in the case of notice mailed via registered first class mail, postage prepaid, 3 days after deposit in the mail and (iii) in the case of notice sent by facsimile or electronic mail, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient.

SECTION 10.6 Notices to the Noteholder; Communications to the Noteholder; Waiver.

(a) Any notice to the Noteholder will be sufficiently given (unless otherwise provided in this Indenture) if, sent by overnight delivery or mailed by registered first class mail, postage prepaid, to the Noteholder, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice that is sent in the manner provided in this Indenture will conclusively be presumed to have been duly given.

(b) Where this Indenture provides for notice in any manner, such notice may be waived by any Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by the Noteholder will be filed with Indenture Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Noteholder when such notice is required to be given pursuant to this Indenture, then any manner of giving such notice satisfactory to Indenture Trustee will be deemed to be a sufficient giving of such notice.

SECTION 10.7 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or the Note to the contrary, Issuer may enter into any agreement with any Noteholder providing for a method of payment or a method of notice by Indenture Trustee to such Noteholder that is different from the methods provided for in this Indenture for such payments or notices. Issuer will furnish to Indenture Trustee a copy of each such agreement and Indenture Trustee will, if such agreement is reasonably acceptable to Indenture Trustee, cause payments to be made and notices to be given in accordance with such agreements.

SECTION 10.8 Benefits of Indenture. Nothing in this Indenture or in the Note, express or implied, will give to any Person, other than the parties to this Indenture and their successors under this Indenture, the Secured Parties, any other party secured under this Indenture, or any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture and Note Purchaser, except that no Hedge Counterparty has any right to institute any Proceeding, judicial or otherwise, with respect to enforcement of remedies under ARTICLE V of this Indenture upon the occurrence of an Event of Default. Notwithstanding the foregoing, this Indenture shall inure to the benefit of, and be enforceable by, the Note Purchaser in the same manner as if it were a party hereto.

SECTION 10.9 GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a) THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) The parties to this Indenture and the Noteholder submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Indenture or the transactions contemplated by this Indenture or by the other Basic Documents. The parties to this Indenture and the Noteholder each irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.9(b) will affect the right of Indenture Trustee or the Noteholder to bring any action or proceeding against Issuer or its properties in the courts of other jurisdictions.

SECTION 10.10 Successors and Assigns. All covenants and agreements in this Indenture and the Note by Issuer will bind its successors and assigns, whether so expressed or not. All agreements of Indenture Trustee in this Indenture will bind its successors.

SECTION 10.11 Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Indenture and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions or terms of this Indenture or of the Note or the rights of the Noteholder.

SECTION 10.12 Counterparts. This Indenture may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.

SECTION 10.13 Headings. The various headings in this Indenture are included for convenience only and will not affect the meaning or interpretation of any provision of this Indenture.

SECTION 10.14 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of Issuer or Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection with this Indenture or the Notes, against (i) except with respect to the duties required to be performed by Indenture Trustee hereunder, Indenture Trustee in its individual capacity, (ii) any holder of a limited liability company interest in Issuer (including Seller), (iii) any partner, owner, beneficiary, officer, director, employee or agent of Indenture Trustee, each in its individual capacity, (iv) any holder of a beneficial interest in Indenture Trustee, each in its individual capacity, except as any such Person may have expressly agreed (it being understood that Indenture Trustee has no such obligation in its individual capacity) or (v) Servicer (except to the extent of the duties and obligations of Seller as set forth in the Basic Documents). The provisions of this Section 10.14 shall survive the termination of this Indenture.

SECTION 10.15 No Petition. Each of Indenture Trustee, Custodian, Note Purchaser and each Noteholder, by accepting a Note, covenants and agrees that for a period of one year and one day after payment in full of the Secured Obligations, it will not institute against Issuer, or join in any institution against Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

SECTION 10.16 WAIVER OF JURY TRIAL. EACH PARTY TO THIS INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR ANY SUCH OTHER BASIC DOCUMENT.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Indenture to be duly executed and delivered as of the day and year first above written.

NEWSTAR WAREHOUSE FUNDING 2005 LLC

By: NewStar Financial, Inc., its designated manager

By:	/s/ John Kirby Bray
Name:	John Kirby Bray
Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee and Custodian

By:	/s/ Kyle Beth Harcourt
Name:	Kyle Beth Harcourt
Title:	Vice President

[Signature Page to Indenture]